                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 CIBER, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                               [CIBER, Inc. Logo]

                                   CIBER, Inc.
                          5251 DTC Parkway, Suite 1400
                        Greenwood Village, Colorado 80111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 2001


TO THE SHAREHOLDERS OF CIBER, INC.:

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Meeting") of CIBER, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 10, 2001 at 9:00 a.m. local time, at the Hyatt Regency Tech Center, Chasm Creek Room, 7800 East Tufts Avenue, Denver, Colorado 80237, for the following purposes:

     (1) To elect two Class I Directors of the Company to serve for a term of three years.

     (2) To elect two Class III Directors of the Company to serve for a term of two years.

     (3) To approve a proposal to amend the Employee Stock Purchase Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan from 2,000,000 to 4,750,000 shares, and a proposal to permit employees of the Company's subsidiaries to participate in the Plan.

     (4) To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company fixed the close of business on March 21, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Consequently, only holders of the Company's Common Stock at the close of business on March 21, 2001 will be entitled to notice of and to vote at the Meeting. A complete list of shareholders entitled to vote at the Meeting will be available for examination during business hours by any shareholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the Company's corporate offices at 5251 DTC Parkway, Suite 1400, Greenwood Village,
Colorado.

     Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure your representation at the Meeting. Telephone and Internet voting are also available by following the instructions accompanying the proxy card. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have previously submitted a valid proxy. Thank you.

By order of the Board of Directors,

/s/ Bobby G. Stevenson

Bobby G. Stevenson
Chairman of the Board
Greenwood Village, Colorado
April 3, 2001

                                     [MAP]

                                   CIBER, INC.

                                      -----

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 2001

                                      -----

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of CIBER, Inc., a Delaware corporation (the "Company"), to be used at the 2001 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on Thursday, May 10, 2001 at 9:00 a.m. local time, at the Hyatt Regency Tech Center, Chasm Creek Room, 7800 East Tufts Avenue, Denver, Colorado 80237, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's Common Stock, $.01 par value per share (the "Common Stock"), on or about April 3, 2001.

     Shareholders of the Company represented at the Meeting will consider and vote upon (i) the election of two Class I Directors to serve on the Board until the 2004 Annual Meeting of Shareholders or until their successors have been duly elected and qualified; (ii) the election of two Class III Directors to serve on the Board until the 2003 Annual Meeting of Shareholders or until their successors have been duly elected and qualified; (iii) the adoption of amendments to the Employee Stock Purchase Plan (the "Plan"), which include a proposal to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan from 2,000,000 to 4,750,000 shares, and a proposal to permit employees of the Company's subsidiaries to participate in the Plan and
(iv) such other business as may properly come before the Meeting or any adjournments or postponements thereof. The Company is not aware of any other business to be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy will vote on such matters in accordance with their best judgment.


                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of the Company's Common Stock at the close of business on March 21, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date there were 57,386,819 shares of Common Stock issued and outstanding. Issued and outstanding shares do not include treasury shares. Each shareholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for shareholder consideration at the Meeting. The presence, in person or by proxy, of the holders of not less than one-third of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting and entitled to vote on the election of directors. Abstentions will have the same effect as a vote against such proposals and broker non-votes will have no impact on the outcome of such proposals. "Broker non-votes" are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes. Shareholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares will be voted IN FAVOR of the Board of Directors' nominees for Class I directors, IN FAVOR of the Board of Directors' nominees for Class III directors and FOR the adoption of amendments to the Employee Stock Purchase Plan, which include a proposal to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan from 2,000,000 to 4,750,000 shares, and a proposal to permit employees of the Company's subsidiaries to participate in the Plan. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

     The executive officers and directors of the Company as a group own or may be deemed to control approximately 16% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of each item set forth herein.

     The proxy solicitation is made by and on behalf of the Board of Directors. Solicitation of proxies for use at the Meeting may be made in person or by mail by directors, officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders.

     Effective December 31, 1999, the Company changed its fiscal year end from June 30, to December 31. The change in fiscal year end was reported to the Securities and Exchange Commission on Form 10-KT filed on February 29, 2000, and was mailed to shareholders on April 25, 2000. Several tabular and other disclosures in this proxy statement present information for the period July 1 through December 31, 1999, designated as the "Transition Period." The Transition Period represents the 6-month period between the previous fiscal year end and the new fiscal year end.


                    PROPOSALS 1 and 2 - ELECTION OF DIRECTORS

     Each year at the Company's Annual Meeting of Shareholders, directors constituting approximately one-third of the Board are elected for a three-year term or until their successors are duly elected by the shareholders. The terms of Messrs. Bobby G. Stevenson, Richard A. Montoni and Archibald J. McGill expired in 2000 (the "Class III Directors"); the term of Mr. James G. Brocksmith, Jr. expires in 2001 (the "Class I Director") and the terms of Messrs. Mac J. Slingerlend and James A. Rutherford expire in 2002 (the "Class II Directors").

     In an effort to synchronize the Annual Shareholder Meetings with the new fiscal year end and to avoid the costs to the Company associated with conducting a special meeting of Shareholders within six months of the last Annual Meeting, no Annual Meeting was held in 2000. The Class III Directors who would have been nominated for election at the 2000 Annual Meeting of Shareholder's agreed to serve until the 2001 Annual Meeting and are nominated for election at this time, along with the Class I Directors. Accordingly, the Board has nominated Messrs. Archibald J. McGill and Richard A. Montoni to serve as Class III Directors for two-year terms to expire at the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified. The Board has further nominated Messrs. Bobby G. Stevenson (moved from Class III to Class I to balance board composition) and James G. Brocksmith, Jr. to serve as Class I Directors for three-year terms to expire at the 2004 Annual Meeting of Shareholders or until their successors are elected and qualified.

     Vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case, will a decrease in the number of directors shorten the term of any incumbent director. Officers are elected by and serve at the discretion of the Board.

     Shares represented by all proxies and not marked so as to withhold authority to vote for Messrs. Bobby G. Stevenson and James G. Brocksmith, Jr. (Class I) will be voted for the election of Messrs. Stevenson and Brocksmith. Shares represented by all proxies and not marked so as to withhold authority to vote for Messrs. Archibald J. McGill and Richard A. Montoni (Class III) will be voted for the election of Messrs. McGill and Montoni. To be elected, each nominee must receive the favorable vote of a plurality of the votes cast. If any of the nominees are unavailable or unwilling to serve as director, persons named in the proxy intend to cast votes for which they hold proxies in favor of the election of such other person as the Board may designate. The Board knows of no reason why any of Messrs. Bobby G. Stevenson, James G. Brocksmith, Jr., Archibald J. McGill or Richard A. Montoni should be unable or unwilling to serve on the Board. See "Directors and Executive Officers" below for biographical information about the persons nominated as directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the Company's directors and executive officers, their ages, positions currently held with the Company, the year elected as director or appointed as officer and class of directorship. Executive Officers serve at the pleasure of the Board for a term of one year, renewable annually. For information about the ownership of the Company's voting securities held by each director, director nominee or executive officer, see "Securities Ownership of Certain Beneficial Owners and Management."

                                                                                       Served as
                                                                                      Officer or               Class
       Name                          Age     Position                                Director Since          (Term Exp.)
---------------------------------------------------------------------------------------------------------------------------
Bobby G. Stevenson                    58     Chairman of the Board and Founder           1974              Class I   (2004)

Mac J. Slingerlend                    53     Chief Executive Officer, President,         1989              Class II  (2002)
                                             Secretary and Director

David G. Durham                       39     Chief Financial Officer, Senior             1995                    --
                                             Vice President and Treasurer

Joseph A. Mancuso                     54     Chief Operating Officer and Senior          1994                    --
                                             Vice President

James A. Rutherford                   55     Director                                    1994              Class II  (2002)

Richard A. Montoni                    49     Director                                    1996              Class III (2003)

James G. Brocksmith, Jr.              60     Director                                    1998              Class I   (2004)

Archibald J. McGill                   69     Director                                    1998              Class III (2003)

Stephen D. Boyd                       48     Chief Executive Officer, Director           2000                    --
                                             and Chairman of the Board of
                                             DigiTerra, Inc.

     BOBBY G. STEVENSON. Mr. Stevenson is Chairman of the Board of Directors and one of the original founders of the Company. Mr. Stevenson was Vice President in charge of recruiting and management of the technical staff from 1974 until November 1977 when he became Chief Executive Officer. As Chief Executive Officer, he had been responsible for all operations of the Company from 1977 to 1998.

     MAC J. SLINGERLEND. Mr. Slingerlend joined the Company in January 1989 as Executive Vice President and Chief Financial Officer and was elected a director in 1994. He was made President and Chief Operating Officer in 1996, was promoted to Chief Executive Officer in March 1998 and became Secretary in August 1998. Prior to joining the Company, Mr. Slingerlend spent 15 years in the banking industry, primarily as a commercial lender, and five years in corporate financial positions in the cable television and hospitality industries. Mr. Slingerlend also serves as a director of Agilera, Inc., a former subsidiary of CIBER in which the Company continues to hold an approximate 19% interest.

     DAVID G. DURHAM. Mr. Durham joined the Company in May 1995. He was promoted to the office of Chief Financial Officer and Treasurer in January 2001. Previously, as Senior Vice President, Mr. Durham was responsible for various financial and operating tasks within the Company and most recently served as Chief Financial Officer and acting-President of Neovation, Inc., a CIBER subsidiary. Prior to joining the Company, Mr. Durham was Vice President and Chief Financial Officer of Spencer & Spencer Systems, Inc. of St. Louis, which was acquired by CIBER in 1995.

     JOSEPH A. MANCUSO. Effective March 2000, Mr. Mancuso was named Chief Operating Officer while continuing to serve as Senior Vice President responsible for the Company's branch office operations, a position held since July 1, 1999. From March 1998 to July 1999, Mr. Mancuso was President of the CIBER Information Services Division (i.e., CIBER branch offices) and was Divisional Vice President in charge of eastern operations from 1996 to 1998. Mr. Mancuso joined the Company when it acquired CPU, Inc. in 1994, and served as Regional Vice President in charge of southeast branch operations from 1994 to 1996. From 1993 to 1994, Mr. Mancuso was a Vice President of CPU, Inc.

     JAMES A. RUTHERFORD. Mr. Rutherford has been a director of the Company since February 1994. He is currently a managing director of Wingset Investments Ltd., a private venture capital company located in New Albany, Ohio. Prior to forming Wingset in 1995, Mr. Rutherford was one of the founders of Goal Systems International, Inc., where he served in various executive positions, including Chief Executive Officer, and as a director from its incorporation in 1977 until its sale in 1992. Mr. Rutherford is also a trustee of Case Western Reserve University and a director of Frontstep, Inc., formerly Symix Systems, Inc., Columbus, Ohio, as well as several private corporations.

     RICHARD A. MONTONI. Mr. Montoni has been a director of the Company since October 1996. Mr. Montoni served as the Company's Executive Vice President and Chief Financial Officer from October 1996 until December 2000, and served as Treasurer from 1998 until December 2000. In December 2000, Mr. Montoni resigned his executive officer position with the Company to join Managed Storage International, Inc., where he serves as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Montoni was a partner with KPMG LLP, where he worked for approximately 20 years with companies in the high technology, manufacturing, merchandising and distribution industries. Mr. Montoni is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Montoni serves as a director of Agilera, Inc., a former subsidiary of CIBER in which the Company continues to hold an approximate 19% interest.

     JAMES G. BROCKSMITH, JR. Mr. Brocksmith has been a director of the Company since July 1998. Mr. Brocksmith served as a partner of KPMG LLP from 1971 to January 1997. From 1990 to October 1996, Mr. Brocksmith served as the Deputy Chairman of the Board and Chief Operating Officer of KPMG LLP. Since January 1997, Mr. Brocksmith has been a self-employed business consultant for several companies. Mr. Brocksmith is a member of the board of directors of two publicly traded companies: Nationwide Financial Services, Inc., a provider of life insurance, mutual funds and pension products and AAR Corp., a provider of products and services to the aerospace and aviation industries.

     ARCHIBALD J. MCGILL. Mr. McGill has been a director of the Company since September 1998. Mr. McGill has served in executive capacities at IBM and AT&T and was President of Rothschild Venture Capital. He is on the board of directors of several small high-technology companies. From 1985 to the present, Mr. McGill has been the President of Chardonnay, Inc., a venture capital investment company.

     STEPHEN D. BOYD. Mr. Boyd joined DigiTerra, Inc., a wholly owned subsidiary of the Company, in October 2000. Prior to joining DigiTerra, Mr. Boyd served Media One International as Executive Vice President, European Wireless Operations from 1998-2000, and served U S West New Vector Group, Inc. as President and Chief Executive Officer from 1997-1998. From 1995-1997, Mr. Boyd served as President and CEO of U S West Dex, Inc. Mr. Boyd was Chief Financial Officer of U S West Marketing Resources Group, Inc. from 1994-1995 and worked at U S West, Inc. from 1989-1992 as Executive Director, Corporate Strategy and Vice President, Wireless Business Strategy and Development.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, executive officers and persons who beneficially own greater than 10% of a registered class of the Company's equity securities file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission (the "Commission") and the Company. Based solely upon its review of copies of the
Section 16(a) reports received by the Company, and written representations from certain reporting persons, the Company believes that during the year ended December 31, 2000, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements except that Richard A. Montoni, Joseph A. Mancuso and Christopher L. Loffredo each reported one exempt transaction three weeks late on Form 5, in March 2001, and Mr. Archibald J. McGill reported one transaction 4 days late on a Form 4. None of the exempt transactions triggered a matching purchase and sale event.

BOARD COMMITTEES AND MEETINGS

     The Board met five times in regularly scheduled and special meetings (including telephone meetings) during 2000. Each director participated in all of the board meetings and committee meetings (of which such director was a member) held in 2000. The Board has a standing Audit Committee and a Compensation Committee, but does not have a Nominating Committee or any committee performing a similar function.

     COMPENSATION COMMITTEE. The principal responsibilities of the Compensation Committee are the administration and grant of awards under the Company's Equity Incentive Plan and Employee Stock Purchase Plan, which are stock-based plans, and the Non-employee Directors' Stock Option Plan and the Directors Compensation Plan, and the recommendation of annual salaries for executive officers and senior management to the Company's Board. The current members of the Compensation Committee are Messrs. Rutherford, Brocksmith, McGill and Montoni. The Compensation Committee met one time in 2000.

     AUDIT COMMITTEE. The principal responsibilities of the Audit Committee are to meet periodically with representatives of the Company's independent auditors and management to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and system of internal accounting controls, to review any transactions that may involve a conflict of interest, and to report to the Board with respect thereto. The Audit Committee also recommends to the Board the appointment of the Company's independent auditors. The current members of the Audit Committee are Messrs. Brocksmith, Rutherford and McGill, each of whom are independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a committee member, as defined in Sections 303.01(b)(2)(a) and (3) of the listing Standards of the New York Stock Exchange, as modified or supplemented. The audit committee met three times with all members in attendance, pursuant to provisions of the Audit Committee Charter. Mr. Brocksmith, as Chairman representing the entire Audit Committee, reviewed quarterly financial results and conducted relevant discussions prior to the release of quarterly earnings.

     REPORT OF THE AUDIT COMMITTEE.(1)

     In accordance with its written charter adopted by the Board of Directors of CIBER, Inc., the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CIBER, Inc. During 2000, the Committee met three times with all members in attendance. In addition to those meetings, the Committee Chair as representative of the Committee, reviewed and discussed the interim financial information contained in each quarterly earnings announcement prior to public release with the Chief Financial Officer, the Chief Accounting Officer and the independent auditors. The Audit Committee Charter is attached to this Proxy Statement as Appendix A, located on pages A-1 through A-2.

     The Audit Committee has reviewed and discussed the audited financial statements for 2000, separately and jointly with management and with KPMG LLP, the Company's independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence

-------------------
(1) This section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with KPMG LLP the independence of such auditors. The Audit Committee considered whether the auditor's provision for non-audit service is compatible with independence and concluded that the services rendered to the Company by its auditors are compatible with maintaining the principal accountant's independence.

     Based upon the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Committee also recommended the reappointment of KPMG LLP as the Company's independent auditors and the Board concurred in such recommendation.

     The total fees billed to the Company in 2000, for all services performed by its principal accountant, KPMG LLP were $882,578, categorized as follows:

     AUDIT FEES. The aggregate fees billed by KPMG LLP for professional services rendered both for the audit of the Company's annual financial statements for 2000, and for the reviews of the financial statements included in the Company's Forms 10-Q for 2000 were $82,155.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii) rendered by KPMG LLP for 2000: none.

     ALL OTHER FEES: The aggregate fees billed for services rendered by KPMG LLP, other than the services set forth above for 2000 were $722,923. This amount includes audit work performed for and paid by DigiTerra, Inc., a wholly owned subsidiary of the Company, in the amount of $140,000.

Audit Committee
James G. Brocksmith, Jr., Chairman
James A. Rutherford
Archibald J. McGill

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock at February 28, 2001, and stock options exercisable for shares of Common Stock within sixty days of such date, held by
(i) each person or group of persons known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (as defined under "Executive Compensation" below) and (iv) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company. Unless otherwise indicated, the shareholders listed below have sole voting and investment power with respect to the shares reported as owned.

    Name of                         Amount and nature of           Percent of
beneficial owner(1)                 beneficial ownership             class
-------------------                 --------------------             -----
Bobby G. Stevenson(2)                      7,799,971                  14%

Mac J. Slingerlend(3)                      1,154,661                   2%

David G. Durham(4)                            82,707                    *

Joseph A. Mancuso(5)                          94,068                    *

Richard A. Montoni(6)                        127,705                    *

James A. Rutherford(6)                        91,482                    *

James G. Brocksmith, Jr.(6)                   27,256                    *

Archibald J. McGill(6)                        27,256                    *

All directors and executive(7)
officers as a group (9 persons)            9,405,106                  16%

*    less than 1%

(1) The address of each of the beneficial owner and management is c/o CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, CO 80111.

(2) Includes shares held by the Bobby G. Stevenson Revocable Trust, of which Mr. Stevenson is the settlor, trustee and beneficiary. Excludes 30,000 shares of Common Stock held in the Irrevocable First Stevenson Charitable Remainder Unitrust, of which shares Mr. Stevenson disclaims beneficial ownership.

(3)  Includes options to purchase 365,975 shares of Common Stock.

(4)  Includes options to purchase 82,250 shares of Common Stock.

(5)  Includes options to purchase 90,233 shares of Common Stock.

(6) Includes options to purchase 125,083, 45,250, 25,250, and 25,250 shares of Common Stock for Messrs. Montoni, Rutherford, Brocksmith and McGill, respectively.

(7)  Includes options to purchase 759,291 shares of Common Stock.

                            COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

     All non-employee directors receive shares of CIBER Common Stock valued at approximately $2,500 for each meeting attended and are paid a $6,000 semi-annual retainer. All directors are reimbursed for their expenses in attending meetings. Non-employee directors receive stock options under the Non-employee Directors' Stock Option Plan (the "Directors' Plan") for serving on the Board. Employee directors do not receive additional compensation for serving on the Board.

     Under the terms of the Directors' Plan, the Company may grant to non-employee directors awards of stock options. The Directors' Plan provides for an initial authorization of 200,000 shares of Common Stock and is administered by the Board. Each option granted under the Directors' Plan expires ten years from the date of grant. The Directors' Plan provides for an initial grant of options to purchase 20,000 shares of Common Stock to each non-employee director when such director takes office, which options vest in equal annual installments over two years. Additionally, after each year of service, each non-employee director receives a grant of options to purchase 4,000 shares of Common Stock; such options vest one year after the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There were no Compensation Committee Interlocks in 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information with respect to the Company's Chief Executive Officer, and the Company's most highly paid Executive Officers with annual compensation in excess of $100,000 (the "Named Executive Officers") for services rendered for the year ended December 31, 2000, the six months ended December 31, 1999 ("Transition Period"), and the years ended June 30, 1999 and 1998. See "Employment Agreements".

SUMMARY COMPENSATION TABLE

                                                                                          Long-term
                                                             Annual Compensation         Compensation
                                                            ------------------------     ------------
                                                                                          Securities      All Other
        Name and                          Fiscal                                          Underlying     Compensation
   Principal Position                    Year (1)           Salary ($)     Bonus ($)      Options (#)       ($) (2)
   ------------------                    --------           ----------     ---------      -----------    ------------
Mac J. Slingerlend                         2000              395,000        142,535              --           11,900
Chief Executive Officer,           Transition Period         237,500         70,000          200,000           8,439
President and Secretary                    1999              362,500        132,372           45,000           7,523
                                           1998              325,000        150,000          400,000           6,864

David G. Durham                            2000              175,000         25,000           10,000           3,849
Chief Financial Officer,           Transition Period              --             --               --              --
Senior Vice President                      1999                   --             --               --              --
and Treasurer                              1998                   --             --               --              --

Joseph A. Mancuso                          2000              318,750         37,867           75,000           2,233
Chief Operating Officer            Transition Period         150,000         20,000           36,000             345
and Senior Vice President                  1999              232,500         61,250           45,000           3,888
                                           1998                   --             --               --              --

Richard A. Montoni(3)                      2000              306,300        116,091          100,000           3,735
Chief Financial Officer,           Transition Period         162,500         55,000           60,000           3,887
Executive Vice President                   1999              267,500         73,935           60,000           5,284
and Treasurer                              1998              250,000         98,846           20,000           6,394


(1) CIBER changed its year end to December 31 from June 30, effective December 31, 1999. Accordingly, fiscal years 1999 and 1998 refer to the 12 months ended June 30. The Transition Period refers to the six months ended December 31, 1999. Fiscal year 2000 refers to the 12 months ended December 31, 2000.

(2) Consists of amounts contributed under the Company's 401(k) Savings Plan and amounts paid by the Company for life insurance benefits. Savings Plan contributions for the year ended December 31, 2000, the six months ended December 31, 1999 and the years ended June 30, 1999 and 1998 were: Mr. Slingerlend - $3,212, $625, $2,760 and $2,615; Mr. Durham - $3,000, 0, 0
     and 0; Mr. Mancuso - $1,543, 0, $3,357 and 0; and Mr. Montoni - $2,726, 0,
     $3,150 and $4,319, respectively.

(3) Resigned from positions of Chief Financial Officer, Executive Vice President and Treasurer prior to year end.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth information regarding options granted to the Named Executive Officers during the year ended December 31, 2000.

                                                                                                        Potential Realizable Value
                                  Number of                                                               at Assumed Annual Rates
                                 Securities        Percent of Total                                     of Stock Price Appreciation
                                 Underlying         Options Granted      Exercise or                        for Option Term (1)
                                   Options          to Employees in      Base Price      Expiration      ------------------------
             Name                Granted (#)          Fiscal Year         ($/Share)        Date           5%($)           10%($)
             ----                -----------       ----------------      -----------     ----------      -------         --------
Mac J. Slingerlend                       --                 --                   --             --            --              --

David G. Durham (2)                  10,000               0.4%              $  4.38       12/11/10        27,514          69,726

Joseph A. Mancuso(3)                 25,000               1.0%              $ 13.25        5/25/10       205,516         519,222
                                     50,000               1.9%              $  4.38       12/11/10       137,571         348,631

Richard A. Montoni(4)                50,000               1.9%              $ 13.25        5/25/10       411,032       1,038,444
                                     50,000               1.9%              $  6.38       10/16/10       200,460         508,005


(1) Amounts reflect certain assumed rates of appreciation set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.

(2) Options were granted on 12/11/00 that vest in four equal annual installments beginning 12/11/00.

(3) Options for 25,000 shares were granted on 7/3/00 that vest in three equal annual installments beginning 5/25/01. Options for 50,000 shares were granted on 12/11/00 that vest in four equal annual installments beginning 12/11/00.

(4) Options for 50,000 shares were granted on 7/3/00 that vest in three equal annual installments beginning 5/25/01. Options for 50,000 shares were granted on 10/16/00 that vest in three equal annual installments beginning 10/16/01.


OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised in 2000 and outstanding options held by the Named Executive Officers as of December 31, 2000.

                             Shares                                Number of Securities Underlying           Value of Unexercised
                             Acquired                                 Unexercised Options at               In-The-Money Options at
                               On                Value                 Fiscal Year End (#)                    Fiscal Year End ($)
       Name                Exercise (#)        Realized ($)           Exercisable/Unexercisable            Exercisable/Unexercisable
       ----                ------------        ------------        -------------------------------         -------------------------
Mac J. Slingerlend                --                  --                 933,475 / 433,749                     3,903,367 / 0

David G. Durham                5,000              44,743                  82,250 /  38,250                         3,388 / 10,163

Joseph A. Mancuso                 --                  --                  90,233 / 107,749                        16,938 / 50,813

Richard A. Montoni                --                  --                 125,083 / 210,917                             0 / 0


EMPLOYMENT AGREEMENT

     The Company has entered into employment agreements with each of the Named Executive Officers. Each officer's agreement has a term of one year and is renewable annually. Each employment agreement provides that an officer's compensation will include a base and a bonus. In the event that an officer's employment is terminated upon a change in control of the Company, upon death or disability of the officer or without cause, the officer will be entitled to a severance payment of up to three times his annual compensation, which varies based upon the cause of termination and officer position. Officers are also entitled to receive continuation of medical, dental and disability benefits for up to 18 months following termination, which varies based upon the officer's position. One officer received a loan from the Company in July 1999, the terms of which are described under "Certain Relationships and Related Transactions."

LONG-TERM DEFERRED COMPENSATION PLAN

     The Company has agreed to make certain post-employment payments to Mr. Slingerlend, or his designated beneficiaries, except in the event of a termination for cause. The payments will be made for 15 years after Mr. Slingerlend's termination of employment with the Company, beginning at age 60, and will range from $65,000 to $100,000 per year, based on Mr. Slingerlend's age at the time of termination of employment.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     The Compensation Committee (the "Committee") of the Board consists of independent non-employee directors. The purpose of the Committee is to develop policies and make specific recommendations with respect to the compensation of the Company's executive officers, with the objective that a fair relationship exists between executive pay and the creation of shareholder value.

     The Committee considers, among other things, performance of the Company's operations, compensation of executive officers of competitors, salary surveys of industry-related positions and the salary history of the particular officer, including other compensation in place and stock option awards. There is no singular objective formula by which compensation is determined and the decisions are ultimately subjective.

2000 COMPENSATION

     With respect to the Company's chief executive officer and the other Named Executive Officers, the Committee focused principally upon establishing appropriate base salary and incentive compensation. The chief executive officer and each of the other Named Executive Officers are parties to employment agreements with the Company that provide for base salary and bonuses at stipulated performance levels. The base salary and bonuses granted the chief executive officer and the other Named Executive Officers with respect to 2000 are consistent with the Committee's objectives.

     The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and to reward them for their contribution to the Company's long-term performance, as well as to align a portion of their compensation with the market value of the Common Stock. During 2000, stock options were granted to Messrs. Durham, Mancuso and Montoni (prior to his resignation) and to other members of management based upon their actual and potential contributions to the Company.

Compensation Committee
James A. Rutherford, Chairman
James G. Brocksmith, Jr.
Archibald J. McGill
Richard A. Montoni

PERFORMANCE GRAPH

     The following provides a comparison of the 5 year cumulative total return* among CIBER, Inc., the S & P 500 Index and a self-constructed Peer Group.

                 COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG CIBER, INC., THE S&P 500 INDEX
                                  AND A PEER GROUP

                       [GRAPH DEPICTING THE PLOT POINTS BELOW]

Peer Group includes: Cambridge Technology Partners, Inc., Computer Horizons Corp., Computer Task Group, Inc., Keane, Inc., marchFirst, Inc. (f/k/a Whittman Hart, Inc.), Renaissance Worldwide, Inc., Sapient Corp., and Technology Solutions Co.

*Assumes $100 invested on June 30, 1995 in stock or index including reinvestment of dividends. Effective December 31, 1999, the Company changed its year-end from June 30 to December 31.

Corresponding index value and Common Stock price values are given below:

                                          6/95         6/96         6/97         6/98         6/99        12/99         12/00
                                          ----         ----         ----         ----         ----        -----         -----
CIBER, Inc.                              100.00       297.89       385.21       856.34       430.99       619.72       109.36
Peer Group                               100.00       248.40       392.28       618.39       332.31       749.46       110.63
S & P 500                                100.00       126.00       169.73       220.92       271.18       292.09       265.50

CIBER, Inc. Closing Stock Price          $ 4.44       $11.00       $17.09       $38.00       $19.13       $27.50        $4.88

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 1999, CIBER loaned Joseph A. Mancuso, Senior Vice President and Chief Operating Officer, $300,000 for the purchase of a home. The promissory note requires partial repayment annually, with the balance payable in full in five years or sooner in the event Mr. Mancuso is no longer an employee of CIBER. The loan is secured by a second mortgage on Mr. Mancuso's residence. CIBER's outstanding balance on the loan receivable from Mr. Mancuso was $291,098 at December 31, 2000.


               PROPOSAL 3 - AMEND THE EMPLOYEE STOCK PURCHASE PLAN

    TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
                                 UNDER THE PLAN
                                       AND
  TO PERMIT EMPLOYEES OF THE COMPANY'S SUBSIDIARIES TO PARTICIPATE IN THE PLAN

     The Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors in September 1994 and approved by the shareholders in October 1994. The Plan was amended and restated effective February 11, 1998 and subsequently amended effective October 7, 1998. A total of 2,000,000 shares of Common stock have been reserved for issuance under the Plan. On May 18, 2000 and February 15, 2001, the Board of Directors approved amendments to the Plan to (1) increase the number of shares reserved for issuance thereunder by an additional 2,000,000 shares and by an additional 750,000 shares, respectively, and (2) to amend the requirements for participation in the Plan by expanding the definition of the "Company" to include any Affiliated Corporation of CIBER (any subsidiary corporation of the Company), subject to approval of the Company's shareholders at the Meeting. The request to increase the number of shares authorized under the Plan is in response to depletion of the Plan's authorized shares due to high employee participation and falling stock price. As of February 28, 2001, the Plan had issued 847,093 shares registered under the Company's Equity Incentive Plan to cover the shortfall.

                       PROPOSED AMENDMENTS TO CIBER'S PLAN

Sections I. and V. of the Plan, as amended and restated as of October 7, 1998, shall be deleted in their entirety and replaced with the following:

I.   PURPOSE

     THE CIBER, INC. EMPLOYEE STOCK PURCHASE PLAN (THE "PLAN") IS INTENDED TO PROVIDE ELIGIBLE EMPLOYEES OF CIBER, INC. AND ITS AFFILIATED CORPORATIONS (COLLECTIVELY, THE "COMPANY"), WITH AN OPPORTUNITY TO ACQUIRE A PROPRIETARY INTEREST IN THE COMPANY THROUGH THEIR PARTICIPATION IN A PLAN DESIGNED TO QUALIFY AS AN EMPLOYEE STOCK PURCHASE PLAN UNDER SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). "AFFILIATED CORPORATION" MEANS "SUBSIDIARY CORPORATION" (AS SUCH TERM IS DEFINED IN SECTION 424(f) OF THE CODE) OF CIBER, INC.

V.   STOCK SUBJECT TO PLAN

     (a) COMMON STOCK. THE STOCK WHICH IS PURCHASABLE BY PARTICIPANTS SHALL BE THE AUTHORIZED BUT UNISSUED OR REACQUIRED COMMON STOCK, PAR VALUE $.01 PER SHARE, OF CIBER, INC. (THE "COMMON STOCK"). IN ORDER TO HAVE SHARES AVAILABLE FOR SALE UNDER THE PLAN, THE COMPANY MAY REPURCHASE SHARES OF COMMON STOCK ON THE OPEN MARKET, ISSUE AUTHORIZED BUT UNISSUED STOCK OR OTHERWISE. THE MAXIMUM NUMBER OF SHARES WHICH MAY BE SOLD TO EMPLOYEES DURING ANY SINGLE PURCHASE PERIOD SHALL BE ESTABLISHED BY THE PLAN ADMINISTRATOR PRIOR TO THE BEGINNING OF THE PURCHASE PERIOD; PROVIDED HOWEVER, THAT THE TOTAL NUMBER OF SHARES WHICH MAY BE SOLD TO EMPLOYEES THROUGHOUT THE ENTIRE DURATION OF THE PLAN SHALL NOT EXCEED 4,750,000 SHARES (WHICH AMOUNT REFLECTS THE 1996 AND 1998 STOCK SPLITS IN THE NATURE OF A DIVIDEND, AND IS SUBJECT TO FURTHER ADJUSTMENT UNDER SUBPARAGRAPH
(b) BELOW).

     PURPOSE. The purpose of the Plan is to provide employees of the Company with an opportunity to acquire a proprietary interest in the Company through their participation in a tax-qualified plan and to purchase Common Stock of the Company through payroll deductions. The Plan provides for one offering during each three-month period. The purchase price per share is the lower of 85% of the fair market value of a share of Common Stock (the closing price on the New York Stock Exchange) on the first date of an offering period or on the last date of the offering period. The three-month offering periods commence on January 1, April 1, July 1 and October 1 of each year. The first offering period commenced on January 1, 1995. The Board of Directors has the power to alter the offering periods without shareholder approval.

     PARTICIPATION. Except as otherwise provided, every employee of the Company who, on the commencement date of each offering period is employed by the Company on a basis which customarily requires not less than 20 hours of service per calendar week, is eligible to participate in the Plan and can elect to participate by delivering to the Plan Administrator an enrollment form (including a purchase agreement authorizing payroll deductions) prior to the applicable offering date (the "Participant"). The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions cannot exceed ten percent (10%) or be less than one percent (1%), or such other rates as determined from time to time by the Plan Administrator, of a Participant's compensation. A Participant may discontinue participation during an offering period, but a Participant may not increase or decrease the rate of payroll deductions in the Plan during the offering period. Unless an employee's participation is discontinued by delivery of a notice of withdrawal prior to the end of an applicable offering period, the purchase of shares occurs automatically at the end of the offering period at the applicable price. A Participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Plan.

     The number of shares to be purchased by individual Participants under the Plan is a function of Participant elections and the market price of the Company's Common Stock, and therefore is not determinable.

     Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Plan if, immediately after the grant of the right to purchase shares, the employee would own stock (including options) possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or of any Affiliated Corporation (as defined in the Plan), or if the grant of such right would permit the employee to buy pursuant to the Plan more than $25,000 worth of stock for any calendar year.

     TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of the Company for any reason, including retirement or death during the purchase period, the Participant or Participants shall receive a cash refund of all payroll deductions made on behalf of the Participant during the offering period including any dollars carried over from the prior quarter, if any, through the date of the Participant's cessation of employment.

     NON-ASSIGNABILITY. No rights or accumulated payroll deductions of an employee under the Plan may be assigned or transferred for any reason other than by will or by the laws of descent and distribution.

     The Board of Directors has authority to amend or terminate the Plan without shareholder approval; providing, however, that no amendment may be made to the Plan without the approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Plan, extend the term of the Plan, alter the per share price formula so as to reduce the purchase price per share specified in the Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to Participants under the Plan.

     TAX INFORMATION. The Plan, and the right of the Participant to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986 (the "Code"). Amounts deducted from a Participant's paychecks in order to purchase shares under the Plan are taxable as ordinary compensation income. The purchase of shares under the Plan, however, is not itself a taxable event even though the Participant pays less than market price for the shares (i.e., the "compensation" consisting of the difference between the market price and the purchase price - the discount - is not taxable at the time of purchase).

     SALES OF SHARES PURCHASED UNDER THE PLAN AND HELD FOR MORE THAN TWO YEARS AFTER DATE OF GRANT:

     If the Participant sells shares purchased under the Plan more than two years after the beginning of the purchase period during which he or she purchased the shares under the Plan: (i) any gain up to the amount of the 15% discount from market price on the first day of the purchase period will be taxable as ordinary income, and any further gain will be taxable as long term capital gain; and (ii) any loss will be treated as a long-term capital loss.

     SALES OF SHARES PURCHASED UNDER THE PLAN AND HELD TWO YEARS OR LESS AFTER DATE OF GRANT:

     If the Participant sells shares within two years after the beginning of the purchase period during which he or she purchased shares under the Plan: (i) the difference between the purchase price and the value of the stock on the date of the purchase will be taxable as ordinary income in the year of sale (regardless of the market price of the shares at the time of sale), and any gain above this amount will be taxable as a capital gain (short-term or long-term, depending upon how long he or she held the stock); and (ii) any loss, after inclusion in the Participant's tax basis of the amount treated as ordinary income pursuant to
(i) above, will be treated as a capital loss (short-term or long-term).

     The foregoing is only a summary of the effect of federal income taxation upon the Participant and the Company with respect to the shares purchased under the Plan. Participants should consult with an advisor for more complete information regarding tax consequences of the individual's participation in the Plan.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                 AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN


                              INDEPENDENT AUDITORS

     Representatives of KPMG LLP are expected to attend the Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual shareholder meetings. Such proposals must be received by the Company not later than December 4, 2001 to be considered for inclusion in the proxy statement and proxy relating to the 2002 Annual Meeting of Shareholders. Proposals submitted after February 16, 2002 are considered untimely. The persons named in the Company's proxy card will have discretionary authority to vote all proxies with respect to any untimely proposals. Any shareholder proposals should be addressed to: Corporate Secretary, CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, CO 80111.

             ANNUAL REPORT TO SHAREHOLDERS, MANAGEMENT'S DISCUSSION
               AND ANALYSIS AND CONSOLIDATED FINANCIAL STATEMENTS

     The Company's 2000 Annual Report to Shareholders is being mailed to the shareholders with this Proxy Statement. The 2000 Annual Report to Shareholders is not to be considered part of the soliciting material.

     Management's Discussion and Analysis of Financial Condition and Results of Operations and the Company's audited consolidated financial statements and notes thereto, as contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, are included herein on pages F-1 through F-34. The Company's Annual Report on Form 10-K was filed with the Commission on March 23, 2001.

By order of the Board of Directors,

/s/ Bobby G. Stevenson

Bobby G. Stevenson
Chairman of the Board
Greenwood Village, Colorado
April 3, 2001

                                   APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


     The Charter of the Audit Committee of the Board of Directors of CIBER, Inc. (the "Charter") was adopted by the Board of Directors on May 18, 2000. In accordance with Section III.1. of the Charter and SEC regulations which direct that audit committee charters be published at least once every three years, the complete text of the Charter follows:

                                   CIBER, Inc.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. Meetings of the Audit Committee will be held at such time, on such notice and at such places as a majority of the members thereof shall determine and may be held by conference telephone call; and actions taken by unanimous written consent of the Audit Committee shall be as effective as actions taken at a meeting thereof. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Auditor Committee Responsibilities and Duties

          REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see Item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

          INDEPENDENT AUDITORS

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstance warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

     8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          OTHER AUDIT COMMITTEE RESPONSIBILITIES

     11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     12. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO. WITH THE EXCEPTION OF HISTORICAL MATTERS AND STATEMENTS OF CURRENT STATUS, CERTAIN MATTERS DISCUSSED BELOW ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM TARGETS OR PROJECTED RESULTS. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE DISCUSSED HEREIN UNDER THE CAPTION "FACTORS THAT MAY AFFECT FUTURE RESULTS." MANY OF THESE FACTORS ARE BEYOND OUR ABILITY TO PREDICT OR CONTROL. WE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE PUBLICLY SUCH FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. IN ADDITION, AS A RESULT OF THESE AND OTHER FACTORS, OUR PAST FINANCIAL PERFORMANCE SHOULD NOT BE RELIED ON AS AN INDICATION OF FUTURE PERFORMANCE.

OVERVIEW

CIBER, Inc. and its subsidiaries DigiTerra, Inc., Solution Partners B.V., Waterstone, Inc. and Enspherics, Inc. provide information technology ("IT") system integration consulting and other services and to a lesser extent, resell certain hardware and software products. Our clients consist primarily of Fortune 2000 and middle market companies across most major industries and governmental agencies. We operate from branch offices across the United States, plus offices in Canada and the Netherlands. At December 31, 2000, we had approximately 5,000 employees. We operate our business as follows: CIBER Operations, DigiTerra, Solution Partners, Waterstone and Enspherics. CIBER Operations refers to the branch offices doing business under the CIBER name. CIBER Operations provides a wide range of IT services and products including project execution, supplemental IT staffing and consulting in leading-edge practice areas such as IT architecture and strategy, business intelligence/customer loyalty, Internet solutions, network infrastructure and security, wireless integration and IT outsourcing. DigiTerra provides package software implementation services ranging from enterprise resource planning (ERP) to supply chain optimization, customer relationship management and e-business components. DigiTerra works with software from PeopleSoft, J.D. Edwards, Oracle, SAP, Lawson, Siebel, Ariba, Rightworks and Commerce One, among others. DigiTerra also provides related hardware sizing and procurement services as an authorized remarketer of certain computer hardware. Solution Partners, located in the Netherlands, provides SAP software implementation consulting and e-business solutions in custom environments. Waterstone provides strategic, technical and creative services including e-business planning, assessments and solutions, customer relationship management, supply chain management, web content development and design and custom integration services. Enspherics provides custom designed IT security solutions to clients who operate in high-risk environments.

We have grown through mergers and acquisitions, as well as through internal growth. For purposes of this Report, the term "acquisition" refers to business combinations accounted for as a purchase and the term "merger" refers to business combinations accounted for as a pooling of interests. Acquisitions result in the recording of goodwill, which we amortize over periods of up to 20 years. Our consolidated financial statements include the results of operations of an acquired business since the date of acquisition. Mergers result in a one-time charge for costs associated with completing the business combination. Unless the effects are immaterial, our consolidated financial statements are restated for all periods prior to a merger to include the results of operations, financial position and cash flows of the merged company. CIBER completed one business combination during the year ended December 31, 2000, five business combinations during the six months ended December 31, 1999 and ten business combinations in each of the fiscal years ended June 30, 1999 and 1998. As a result of a sale of stock to new investors by our former subsidiary, Agilera, Inc., effective January 1, 2000, we no longer consolidate the accounts of Agilera. (See Note 5 to Consolidated Financial Statements.)

Other revenues include sales of computer hardware products, commissions on computer hardware and software product sales and software license and maintenance fees. We sold our software business in September 1999.

Effective December 31, 1999, we changed our year end from June 30 to December
31. As used herein, the term fiscal year refers to our fiscal year ended June
30.

The following table sets forth certain items from our consolidated statements of operations, expressed as a percentage of revenues:

                                                                      Six Months
                                                  Years Ended            Ended            Years Ended
                                                   June 30,          December 31,         December 31,
                                               1998        1999          1999          1999         2000
                                            ----------- ------------ -------------- ----------- -------------
Revenues                                        100.0%      100.0%       100.0%         100.0%      100.0%
                                            ----------- ------------ -------------- ----------- -------------
Gross margin                                     34.9%       35.6%        33.1%          34.6%       32.1%
Selling, general and administrative expenses     23.4        21.9         23.2           22.6        25.5
                                            ----------- ------------ -------------- ----------- -------------
  Operating income before amortization
     and goodwill impairment and other
     charges                                     11.5        13.7          9.9           12.0         6.6
Amortization of intangible assets                  .7         1.1          1.8            1.7         2.3
Goodwill impairment and other charges              .8          .2          -              -          13.5
                                            ----------- ------------ -------------- ----------- -------------
   Operating income (loss)                       10.0        12.4          8.1           10.3        (9.2)
Interest and other income, net                     .3          .4           .4             .4          .2
                                            ----------- ------------ -------------- ----------- -------------
   Income (loss) before income taxes             10.3        12.8          8.5           10.7        (9.0)
Income tax expense                                4.0         5.2          3.6            4.4         1.7
                                            ----------- ------------ -------------- ----------- -------------
   Net income (loss)                              6.3%        7.6%         4.9%           6.3%      (10.7)%
                                            =========== ============ ============== =========== =============

  Pro forma net income (1)                        5.9%
                                            ===========

(1) Includes the effects of pro forma adjustments to income tax expense as a result of merged companies.

YEAR ENDED DECEMBER 31, 2000 AS COMPARED TO YEAR ENDED DECEMBER 31, 1999

Total revenues decreased 16% to $621.5 million for the year ended December 31, 2000 from $741.9 million for the year ended December 31, 1999. This represents a 16% decrease in consulting services revenues and a decrease in other revenues. Other revenues decreased to $35.1 million for the year ended December 31, 2000 from $43.6 million for the year ended December 31, 1999 due to decreased hardware sales and reduced software revenues. CIBER Operations revenues decreased 16% while DigiTerra revenues decreased 23%, when compared to last year. CIBER Operations accounted for approximately 74% of revenues in 2000 and 1999. DigiTerra revenues decreased to approximately 23% of revenues for the year ended December 31, 2000 from 26% in 1999. Our other businesses accounted for approximately 3% of revenues for the year ended December 31, 2000 compared to less than 1% in 1999. The majority of revenues from our other businesses in 2000 came from Waterstone and Solution Partners, which we acquired late in 1999, and therefore 1999 included revenue for fewer than 12 months.

During 2000, there continued to be an industry-wide shift in IT spending, principally resulting from the resolution of the Y2K issue and ERP curtailments. Many companies reduced IT expenditures beginning mid-1999 due to completion of Y2K and ERP specific projects and a general tendency to minimize new IT initiatives during the end of 1999. This adversely impacted us, particularly in our mainframe staffing and ERP related service offerings. There was a significant industry trend towards new IT services driven by the Internet and increased bandwidth availability. These new services include web-designed, e-business technologies, customer relationship management ("CRM") and supply chain software, wireless integration, among others. We have focused more of our efforts to deliver these newer IT services. These efforts include new alliances with independent software vendors, such as Commerce One and Siebel, and the realignment of our professional and sales personnel towards a greater focus on new technology services. In addition, commencing in the Spring of 2000, the IT services industry was negatively impacted by the shift in investor sentiment away from development and early stage dot.com businesses. As a result, industry demand for IT services by dot.com companies decreased significantly. This has lead to greater competition within the IT services industry.

Gross margin percentage decreased to 32.1% of revenues for the year ended December 31, 2000 from 34.6% of revenues for the year ended December 31, 1999. This decrease is due to declining gross margins on consulting services offset partially by improved gross margins on other revenues. Consulting services gross margins declined primarily due to a decrease in the utilization levels of professional staff. CIBER Operations gross margin on consulting services declined to 29.8% for the year ended December 31, 2000 from 30.9% in 1999, while DigiTerra consulting gross margin declined to 34.7% in 2000 from 44.1% in 1999. Gross margin percentage on other revenues increased due to decreased sales of lower margin computer hardware products.

Selling, general and administrative expenses ("SG&A") decreased to $158.6 million for the year ended December 31, 2000 from $167.6 million in 1999, while as a percentage of sales, SG&A increased to 25.5% for the year ended December 31, 2000 from 22.6% in 1999. This reflects the semi-fixed nature of SG&A. We also incurred additional SG&A in 2000 related to new marketing and branding initiatives as well as costs to prepare DigiTerra to be a stand-alone entity. As our focus continues to shift to more solutions-oriented and project work, SG&A is expected to increase as a percentage of sales and partially offset the expected higher gross margins on such work.

Amortization of intangible assets increased to $14.0 million for the year ended December 31, 2000 from $12.1 million for the year ended December 31, 1999. This increase was due to the additional intangible assets resulting from acquisitions during the past year, partially offset by the effects of the goodwill write-down in the September 2000 quarter.

Goodwill impairment and other charges of $83.8 million were incurred during the year ended December 31, 2000. We recorded a goodwill impairment charge of $80.8 million during the quarter ended September 30, 2000 to write-down the goodwill associated with certain acquisitions. This charge represents the amount required to write-down the goodwill to our best estimate of the future discounted cash flows of these operations. The other charges are comprised of $1.3 million of severance costs resulting from involuntary terminations related to personnel realignment, $975,000 for an asset write-down, and $720,000 of professional fees resulting from our planned spinoff of DigiTerra. Subject to Board approval and a favorable tax ruling from the IRS, as well as favorable market conditions, we expect to complete the spinoff of DigiTerra to our shareholders in 2001. We also expect to incur additional costs in 2001 in connection with our plan to spinoff DigiTerra.

Net other income, including interest income and interest expense, decreased to $1.0 million for the year ended December 31, 2000 from $2.8 million for the year ended December 31, 1999. Other income in 2000 includes gains of $504,000 from sales of investments and other income in 1999 includes a gain of $827,000 on the sale of our LogisticsPRO software business. The fluctuations in interest income and expense are the result of changes in our average cash balance invested or amounts borrowed under our line of credit.

Tax expense of $10.9 million was recorded during the year ended December 31, 2000 even though a pre-tax loss was reported. Tax expense was recorded for the year ended December 31, 2000 because most of the goodwill impairment charge was not deductible for income tax purposes since the majority of the impaired goodwill related to non-taxable acquisitions. Excluding the effects of the goodwill impairment charge, our effective tax rate would have been approximately 50.8% in 2000 as compared to 41.2% for the year ended December 31, 1999. Tax expense for 2000 also reflects the effects of increased non-deductible goodwill amortization, increased other non-deductible expenses and increased state income taxes.

SIX MONTHS ENDED DECEMBER 31, 1999 AS COMPARED TO SIX MONTHS ENDED DECEMBER 31, 1998

Our total revenues increased 7% to $362.0 million for the six months ended December 31, 1999 from $339.7 million for the six months ended December 31, 1998. This represents a 13% increase in consulting services revenues offset by a decrease in other revenues, primarily sales of computer hardware products. Other revenues decreased to $20.9 million for the six months ended December 31, 1999 from $36.6 million for the same period of 1998. Of the 13% increase in consulting services revenues, approximately 12% was due to revenues from acquired businesses and approximately 1% was due to organic growth of existing operations. CIBER operations consulting revenues increased 4.6%, while DigiTerra consulting revenues increased 34.0%. DigiTerra consulting revenues increased to approximately 26% of total consulting revenues for the six months ended
December 31, 1999 from 22% in the same period of 1998.

Gross margin percentage decreased to 33.1% of revenues for the six months ended December 31, 1999 from 35.3% of revenues for the same period of 1998. This decrease was due to declining gross margins on consulting services offset by improved gross margins on other revenues. Consulting services gross margins declined primarily due to a decrease in the utilization levels of professional staff. CIBER Operations gross margin on consulting services declined to 29.5% for the six months ending December 31, 1999 from 33.0% for the same period of 1998, while DigiTerra consulting gross margin declined to 41.5% from 46.1% for the same period of 1998. Gross margin on other revenues increased due to decreased sales of lower margin computer hardware products.

Selling, general and administrative expenses were 23.2% of revenues for the six months ended December 31, 1999 compared to 21.9% of revenues for the same period of 1998. This increase was due primarily to additional costs incurred for new programs implemented to position us for future growth, including the addition of senior and executive management team members, branding and marketing initiatives, and internal systems development.

Amortization of intangible assets increased to $6.8 million for the six months ended December 31, 1999 from $2.2 million for the same period of 1998. This increase was due to the additional intangible assets resulting from acquisitions.

No other charges were incurred during the six months ended December 31, 1999, while merger costs of $1.5 million, primarily transaction related broker and professional costs related to pooling of interests business combinations, were incurred during the six months ended December 31, 1998.

Interest income decreased to $920,000 for the six months ended December 31, 1999 from $1.3 million for the same period of 1998 due to decreased average cash balances available for investment. Interest expense was $190,000 for the six months ended December 31, 1999, while no interest expense was incurred during the same period of 1998. This increase was due to borrowings under our line of credit during the six months ended December 31, 1999. Included in other income for the six months ended December 31, 1999 is an $827,000 gain on the sale of our LogisticsPRO software business.

Our effective tax rate for the six months ended December 31, 1999 was 42.6% compared to 41.2% for the same period of 1998. Our effective tax rate for the six months ended December 31, 1999 increased due to increased nondeductible amortization resulting from certain acquisitions.

FISCAL YEAR ENDED JUNE 30, 1999 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1998

Total revenues increased 24.8% to $719.7 million in fiscal 1999 from $576.5 million in fiscal 1998. This represents a 27.8% increase in consulting revenues offset by a decrease in other revenues, primarily sales of computer hardware products. Other revenues decreased to $59.3 million in fiscal 1999 from $59.8 million in fiscal 1998. The increase in consulting revenues was derived primarily from an increase in hours billed and, to a lesser extent, an increase in average billing rates.

Of the 27.8% increase in consulting revenues for fiscal 1999 in comparison to fiscal 1998, approximately 9% was due to revenues from acquired businesses or immaterial poolings of interests and approximately 19% was due to organic growth of existing operations. Organic growth for fiscal 1999 was driven by a strong demand for ERP implementation services and was lessened, to some extent, due to declining direct Year 2000 service revenues. CIBER Operations consulting revenues increased 20.9%, while DigiTerra consulting revenues increased 59.0%. DigiTerra consulting revenues increased to approximately 24% of total consulting revenues in fiscal 1999 from 19% in 1998.

Gross margin percentage improved to 35.6% of revenues in fiscal 1999 from 34.9% in fiscal 1998. This improvement was due to improved gross margins on both consulting services and other revenues. Gross margins on consulting services increased as a larger percentage of our revenues were derived from higher margin solutions-oriented and project work. DigiTerra consulting margins improved to 46.4% in fiscal 1999 from 44.9% in 1998, which was offset somewhat by a decline in CIBER Operations consulting margin to 32.6% in 1999 from 33.4% in 1998.

Selling, general and administrative expenses were 21.9% of revenues for fiscal 1999 compared to 23.4% of revenues for fiscal 1998. The decrease as a percentage of revenues is primarily due to greater economies of scale, including reduced administrative costs of certain merged companies.

Amortization of intangible assets increased to $7.5 million in fiscal 1999 from $3.9 million in fiscal 1998. This increase was due to the additional amortization of intangible assets resulting from mergers and acquisitions.

Other charges of $1.5 million in fiscal 1999 and $4.5 million in fiscal 1998 represent merger costs, which are primarily transaction-related broker and professional costs resulting from pooling of interests business combinations.

Interest income, net of interest expense, increased to $2.6 million in fiscal 1999 from $1.5 million in fiscal 1998 due to increased average cash balances available for investment and the elimination of borrowings of certain merged companies.

Including the effects of pro forma adjustments to income tax expense, if any, our effective tax rates for fiscal 1999 and 1998 were 40.8% and 42.3%, respectively. The effective tax rate for fiscal 1999 decreased due to reduced nondeductible merger costs in fiscal 1999 compared to fiscal 1998, which was partially offset by increased nondeductible amortization resulting from fiscal 1999 acquisitions. The pro forma adjustment to income tax expense in fiscal 1998 reflects the exclusion of the one-time income tax effects related to changes in the tax status of certain merged companies and imputes income tax expense for S corporation operations that were not subject to income taxes.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2000, we had $102.9 million of working capital and a current ratio of 2.9:1. We believe that our cash and cash equivalents, our operating cash flow and our available line of credit will be sufficient to finance our working capital needs through at least the next year.

In June 1999, our Board of Directors authorized the repurchase of up to 5,888,000 shares (10%) of our common stock. As of December 31, 2000, we have purchased 4,680,000 shares for $59,560,000 under this program. We may use significant amounts of cash for the repurchase of our stock or to acquire other businesses. As a result, we may borrow to finance such activities. Future borrowings may include bank, private or public debt.

Net cash provided by operating activities was $26.2 million and $63.4 million in fiscal 1998 and 1999, respectively, $28.7 million for the six months ended December 31, 1999, and $62.9 million and $36.5 million for the years ended December 31, 1999 and 2000, respectively. The decrease in 2000 primarily reflects reduced income, excluding the non-cash goodwill impairment charge. Accounts receivable totaled $127.2 million at December 31, 2000 compared to $139.4 million at December 31, 1999. Accounts receivable days sales outstanding ("DSO") was 80 days at December 31, 2000.

Net cash used in investing activities was $11.2 million and $40.5 million in fiscal 1998 and 1999, respectively, $67.3 million for the six months ended December 31, 1999, and $99.3 million and $11.2 million during the years ended December 31, 1999 and 2000, respectively. We used cash for acquisitions of $351,000 and $26.5 million during fiscal 1998 and 1999, respectively, $60.1 million during the six months ended December 31, 1999, and $82.5 million and $16.2 million during the years ended December 31, 1999 and 2000, respectively. In 2000, we received $9.9 million from Agilera as repayment of advances. We purchased property and equipment of $11.7 million and $14.0 million during fiscal 1998 and 1999, respectively, $7.2 million during the six months ended December 31, 1999, and $16.8 million and $8.5 million during the years ended December 31, 1999 and 2000, respectively. Purchases of property and equipment have decreased in 2000 because we made a number of significant purchases in 1999 related to back office systems, technology infrastructure and facility expansion.

Net cash provided by (used in) financing activities was ($4.9 million) and $1.8 million in fiscal 1998 and 1999, respectively, ($20.5 million) in the six months ended December 31, 1999, and ($22.9 million) and $8.9 million during the years ended December 31, 1999 and 2000, respectively. We obtained net cash proceeds from employee stock purchases and options exercised of $5.8 million and $14.8 million in fiscal 1998 and 1999, respectively, $10.9 million in the six months ended December 31, 1999, and $19.7 million and $10.9 million during the years ended December 31, 1999 and 2000, respectively. We purchased 706,000 shares of treasury stock for $13.0 million during fiscal 1999, 2,255,000 shares for $36.7 million during the six months ended December 31, 1999, 2,860,000 shares for $47.9 million and 1,925,000 shares for $14.1 million during the years ended December 31, 1999 and 2000, respectively. We have reissued some of the treasury shares under our stock plans and in connection with acquisitions.

We have a $35 million unsecured revolving line of credit with a bank. There were no outstanding borrowings under this bank line of credit at December 31, 2000 and June 30, 1999. At December 31, 1999, there was $5,355,000 outstanding under this line of credit. Outstanding borrowings bear interest at the three month London Interbank Offered Rate ("LIBOR") plus 2%. The credit agreement requires a commitment fee of 0.225% per annum on any unused portion of the line of credit up to $20 million. The credit agreement expires on July 1, 2001. We expect, although there can be no assurance, to be able to renew this line of credit on similar terms.

SEASONALITY

We experience a moderate amount of seasonality. Typically, operating income as a percentage of revenues is lowest in the fourth quarter of each calendar year because more holidays and vacations are taken at that time of year resulting in fewer hours billed in that period.

FACTORS THAT MAY AFFECT FUTURE RESULTS

Included in this Report and elsewhere from time to time in other written reports and oral statements, including but not limited to, the Annual Report to Shareholders, quarterly shareholder letters, news releases and investor presentations, are forward-looking statements about our business strategies, market potential, future financial performance and other matters which reflect our current expectations. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. We disclaim any intent or obligation to update publicly such forward-looking statements. Actual results may differ materially from those projected in any such forward-looking statements due to a number of factors, including, without limitation, those set forth below.

We operate in a dynamic and rapidly changing environment that involves numerous risks and uncertainties. The following section lists some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, financial condition, results of operations and the market price of our common stock.

GROWTH THROUGH BUSINESS COMBINATIONS AND INTERNAL EXPANSION - As an integral part of our business strategy, we intend to continue to expand by acquiring information technology businesses. We regularly evaluate potential business combinations and aggressively pursue attractive transactions. From July 1, 1997 through December 31, 2000, we completed 26 business combinations. The success of this strategy depends not only upon our ability to identify and acquire businesses on a cost-effective basis, but also upon our ability to successfully integrate the acquired business with our organization and culture. Business combinations involve numerous risks, including: the ability to manage geographically remote operations; the diversion of management's attention from other business concerns; risks of losing clients and employees of the acquired business and the risks of entering markets in which we have limited or no direct experience. There can be no assurance we will be able to acquire additional business, or that any business combination will result in benefits to us. In addition, we may open new offices in attractive markets with our own personnel. Many of our branch offices were originally start-up operations. Not all branch offices, whether start-up or acquired, have been successful. There can be no assurances that we will be able to successfully start up, identify, acquire, or integrate future successful branch office operations.

ABILITY TO ATTRACT AND RETAIN QUALIFIED CONSULTANTS - Our future success depends in part on our ability to attract and retain adequately trained personnel who can address the changing and increasingly sophisticated technology needs of our clients. Our ongoing personnel needs arise from turnover, which is generally high in the industry, and client needs for consultants trained in the newest software and hardware technologies. Few of our employees are bound by non-compete agreements. Competition for personnel in the information technology services industry is significant. We have had, and expect to continue to have, difficulty in attracting and retaining an optimal level of qualified consultants. There can be no assurance that we will be successful in attracting and retaining the personnel we require to conduct and expand our operations successfully.

DEPENDENCE ON SIGNIFICANT RELATIONSHIPS AND THE ABSENCE OF LONG-TERM CONTRACTS -Our five largest clients accounted for 14% of our revenues in 2000 with our largest client accounting for 6% of revenues. We strive to develop long-term relationships with our clients. Most individual client assignments are from three to 12 months, however, many of our client relationships have continued for many years. Although they may be subject to penalty provisions, clients may generally cancel a contract at any time. In addition, under many contracts, clients may reduce their use of our services under such contract without penalty. If any significant client terminates its relationship with us or substantially decreases its use of our services, it could have a material adverse effect on our business, financial condition and results of operations. Additionally, we have a significant relationship with PeopleSoft as an implementation partner. Approximately 8% of our revenues are from services related to PeopleSoft software. In the event PeopleSoft products become obsolete or non-competitive, or if we should lose our "implementation partner" status with PeopleSoft, we could suffer a material adverse effect. We have other similar relationships and strategic alliances with other technology vendors. The sudden loss of any significant relationship or substantial decline in demand for their products could also adversely affect us.

MANAGEMENT OF A RAPIDLY CHANGING BUSINESS - Our market is characterized by rapidly changing technologies, such as the evolution of the Internet, frequent new product and service introductions and evolving industry standards. If we cannot keep pace with these changes, our business could suffer. Our success depends, in part, on our ability to develop service offerings that keep pace with continuing changes in technology, evolving industry standards and changing client preferences. Our success will also depend on our ability to develop and implement ideas for the successful application of existing and new technologies. We may not be successful in addressing these developments on a timely basis or our ideas may not be successful in the marketplace. Products and technologies developed by our competitors may also make our services or product offerings less competitive or obsolete.

PROJECT RISKS - We provide and intend to continue to provide project services to our clients. Projects are distinguishable from CIBER's professional services staff supplementation contracts by the level of responsibility we assume. With professional services staff supplementation contracts, our clients generally maintain responsibility for the overall tasks. In a typical project, we assume major responsibilities for the management of the project and/or the design and implementation of specific deliverables based upon client-defined requirements. As our project engagements become larger and more complex and must be completed in shorter time frames, it becomes more difficult to manage the project and the likelihood of any mistake increases. In addition, our projects often involve applications that are critical to our client's business. Our failure to timely and successfully complete a project and meet our client's expectations could have a material adverse effect on our business, results of operations or financial condition. Such adverse effects may include delayed or lost revenues, additional services being provided at no charge and a negative impact to our reputation. In addition, claims for damages may be brought against us, regardless of our responsibility, and our insurance may not be adequate to cover such claims. Our contracts generally limit our liability for damages that may arise in rendering our services. However, we cannot be sure these contractual provisions will successfully protect us from liability if we are sued.

We sometimes undertake projects on a fixed-fee basis or cap the amount of fees we may bill on a time and materials basis. Any increased or unexpected costs or unanticipated delays could make such projects less profitable or unprofitable and could have a material adverse effect on our business, results of operations and financial condition.

COMPETITION - We operate in a highly competitive industry. We believe that we currently compete principally with IT and Internet professional services firms, technology vendors and internal information systems groups. Many of the companies that provide services in our markets have significantly greater financial, technical and marketing resources than we do. In addition, there are relatively few barriers to entry into our markets and we have faced, and expect to continue to face, competition from new entrants into our markets. There can be no assurance that we will be able to continue to compete successfully with existing or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

INTERNET GROWTH AND USAGE - Our business is dependent upon continued growth of the use of the Internet by our clients and prospective clients as well as their customers and suppliers. If Internet usage and commerce conducted over the Internet does not continue to grow, the demand for our services may decrease and, as a result, our revenues would decline. Capacity constraints of the Internet, unless resolved, could impede further growth of Internet usage. In addition, any laws and regulations relating to the Internet that are adopted by governments in the United States or abroad that could reduce growth or usage of the Internet as a commercial medium may impact our business. We cannot predict how any such government regulations may affect our business. However, if such regulations were to result in a decrease in the demand for our services, they could have a material adverse effect on our business, results of operations and financial condition.

INTERNATIONAL EXPANSION - We expect to expand our international operations. We currently have offices in Toronto and Vancouver, Canada and Eindhoven, the Netherlands. We have limited experience in marketing, selling and providing our services internationally. International operations are subject to political and economic uncertainties, fluctuations in foreign currency exchange rates and new tax and legal requirements. Other risks inherent in international operations include managing geographically distant locations and customers, employees speaking different languages and different cultural approaches to the conduct of business. If any of these risks materialize, they could have a material adverse effect on our business, results of operations and financial condition.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS - Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may affect our quarterly revenues or operating results generally include: costs relating to the expansion of our business; the extent and timing of business acquisitions; our ability to obtain new and follow-up on client engagements; the timing of assignments from customers; our consultant utilization rate (including our ability to transition employees quickly from completed assignments to new engagements); the seasonal nature of our business due to variations in holidays and vacation schedules; the introduction of new services by us or our competitors; price competition or price changes and our ability to manage costs and economic and financial conditions specific to our clients. Quarterly sales and operating results can be difficult to forecast, even in the short term. Due to all of the foregoing factors, it is possible that our revenues or operating results in one or more future quarters will fail to meet or exceed the expectations of security analysts or investors. In such event, the price of our common stock would likely be materially adversely affected.

PRICE VOLATILITY - The market price of our common stock could be subject to significant fluctuations in response to: variations in quarterly operating results; changes in earnings estimates by securities analysts; any differences between our reported results and securities analysts' expectations; general economic, financial and other factors; and market conditions that can affect the capital markets. In addition, reaction to announcements made by us or by our competitors, such as new contracts or service offerings, acquisitions or strategic investments may impact our stock price.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks from foreign currency fluctuations and changes in interest rates on any borrowings we may have. We currently do not use derivative financial or commodity instruments.

FOREIGN EXCHANGE. We are exposed to foreign exchange rate fluctuations as the financial results of our foreign operations are translated into U.S. dollars in consolidation. As exchange rates vary, these results, when translated, may vary from expectations and adversely impact our financial position or results of operations. During the year ended December 31, 2000, approximately 2% of our total revenues was attributable to foreign operations. CIBER does not enter into forward exchange contracts as a hedge against foreign currency exchange risk on transactions denominated in foreign currencies or for speculative or trading purposes. We believe that our exposure to foreign currency exchange risk at December 31, 2000 is not material.

INTEREST RATES. We have a $35 million revolving line of credit with a bank. There were no outstanding borrowings under this bank line of credit at December 31, 2000. The interest rate on the line of credit is based on LIBOR, plus 2%. Therefore, as LIBOR fluctuates, we would experience changes in interest expense related to any outstanding borrowings.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
CIBER, Inc.:

We have audited the accompanying consolidated balance sheets of CIBER, Inc. and subsidiaries as of June 30, 1999, December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended June 30, 1999, the six-month period ended December 31, 1999 and the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CIBER, Inc. and subsidiaries as of June 30, 1999, December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 1999, the six-month period ended December 31, 1999 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                                              KPMG LLP

Denver, Colorado
February 8, 2001

                          CIBER, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  SIX MONTHS
                                                          YEARS ENDED                ENDED                YEARS ENDED
                                                           JUNE 30,              DECEMBER 31,             DECEMBER 31,
IN THOUSANDS, EXCEPT PER SHARE DATA                   1998           1999            1999             1999            2000
                                                  -------------  -------------  ----------------  --------------   ------------
                                                                                                  (unaudited)
Consulting services                                $516,692       $660,384         $341,123        $698,354         $586,481
Other revenues                                       59,796         59,277           20,877          43,593           35,053
                                                  -----------------------------------------------------------------------------
    Total revenues                                  576,488        719,661          362,000         741,947          621,534
                                                  -----------------------------------------------------------------------------

Cost of consulting services                         332,356        423,131          229,853         458,324          401,359
Cost of other revenues                               43,150         40,176           12,239          27,194           20,719
Selling, general and administrative expenses        134,640        157,959           83,929         167,649          158,553
Amortization of intangible assets                     3,936          7,520            6,754          12,123           14,032
Goodwill impairment and other charges                 4,538          1,535                -               -           83,768
                                                  -----------------------------------------------------------------------------
    Operating income (loss)                          57,868         89,340           29,225          76,657          (56,897)
Interest income                                       1,767          2,640              920           2,230            1,093
Interest expense                                       (232)             -             (190)           (190)            (436)
Other income, net                                         -              -              778             778              381
                                                  -----------------------------------------------------------------------------
    Income (loss) before income taxes                59,403         91,980           30,733          79,475          (55,859)
Income tax expense                                   22,926         37,485           13,090          32,774           10,916
                                                  -----------------------------------------------------------------------------
    Net income (loss)                               $36,477        $54,495          $17,643         $46,701         $(66,775)
                                                  =============================================================================

Pro forma information (unaudited) (Note 1(k)):
    Historical net income                           $36,477
    Pro forma adjustment to income tax expense       (2,207)
                                                  -------------
    Pro forma net income                            $34,270
                                                  =============

Earnings (loss) per share - basic                     $0.67          $0.98            $0.31           $0.81           $(1.15)

Earnings (loss) per share - diluted                   $0.64          $0.95            $0.30           $0.80           $(1.15)

Weighted average shares - basic                      51,355         55,362           57,345          57,377           57,900

Weighted average shares - diluted                    53,843         57,141           58,496          58,727           57,900


See accompanying notes to consolidated financial statements.

                          CIBER, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                        JUNE 30,                  DECEMBER 31,
IN THOUSANDS, EXCEPT SHARE DATA                                           1999               1999               2000
                                                                     ----------------  ------------------  ---------------
ASSETS
Current assets:
  Cash and cash equivalents                                             $  61,951         $   2,858           $  19,193
  Accounts receivable, net                                                150,976           139,418             127,217
  Prepaid expenses and other current assets                                 5,602             7,595               5,689
  Income taxes refundable                                                       -                 -               2,775
  Deferred income taxes                                                     2,915             2,960               2,538
                                                                     -----------------------------------------------------
     Total current assets                                                 221,444           152,831             157,412
                                                                     -----------------------------------------------------

Property and equipment, at cost                                            47,997            55,510              55,388
Less accumulated depreciation and amortization                            (22,866)          (26,947)            (30,082)
                                                                     -----------------------------------------------------
     Net property and equipment                                            25,131            28,563              25,306
                                                                     -----------------------------------------------------

Intangible assets, net                                                    157,012           233,975             137,057
Deferred income taxes                                                       1,694             1,773               3,173
Other assets                                                                3,351             5,426               3,399
                                                                     -----------------------------------------------------
     Total assets                                                       $ 408,632         $ 422,568           $ 326,347
                                                                     =====================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                      $  13,502         $  18,102           $  17,092
  Acquisition costs payable                                                 2,098            15,268               3,134
  Accrued compensation and payroll taxes                                   36,845            31,841              24,342
  Deferred revenues                                                         3,850               874                 528
  Other accrued expenses and liabilities                                    8,020             4,945               8,826
  Income taxes payable                                                      7,181             3,751                 572
  Deferred income taxes                                                         -                67                   -
                                                                     -----------------------------------------------------
     Total current liabilities                                             71,496            74,848              54,494
Bank line of credit                                                             -             5,355                   -
                                                                     -----------------------------------------------------
     Total liabilities                                                     71,496            80,203              54,494
                                                                     -----------------------------------------------------
Minority interest                                                               -               109                 836
Contingent redemption value of put options                                      -                 -                 775
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $0.01 par value, 5,000,000 shares
     authorized, no shares issued                                               -                 -                   -
  Common stock, $0.01 par value, 100,000,000 shares
     authorized, 58,933,000, 59,414,000 and 59,579,000 shares
     issued                                                                   589               594                 596
  Additional paid-in capital                                              222,652           230,615             229,732
  Retained earnings                                                       122,607           139,312              70,098
  Accumulated other comprehensive loss                                          -                 -              (1,470)
  Treasury stock, 500,000, 1,717,000 and 2,804,000 shares, at cost         (8,712)          (28,265)            (28,714)
                                                                     -----------------------------------------------------
     Total shareholders' equity                                           337,136           342,256             270,242
                                                                     -----------------------------------------------------
     Total liabilities and shareholders' equity                         $ 408,632         $ 422,568           $ 326,347
                                                                     =====================================================


See accompanying notes to consolidated financial statements.

                          CIBER, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                         ACCUMULATED
                                                                 ADDITIONAL                 OTHER                      TOTAL
                                                COMMON STOCK      PAID-IN    RETAINED   COMPREHENSIVE   TREASURY   SHAREHOLDER'S
IN THOUSANDS                                  SHARES    AMOUNT    CAPITAL    EARNINGS        LOSS         STOCK       EQUITY
                                              ------    ------    -------    --------        ----         -----       ------
BALANCES AT JUNE 30, 1997                      49,547      $495   $ 73,040    $44,079       $    -       $      -    $117,614
Note payable paid with stock                       51         1      1,105          -            -              -       1,106
Employee stock purchases and options
     exercised                                  1,407        14      5,752          -            -              -       5,766
Acquisition consideration                          96         1      1,150          -            -              -       1,151
Immaterial poolings of interests                1,145        11        347      1,834            -              -       2,192
Tax benefit from exercise of stock options          -         -      9,149          -            -              -       9,149
Termination of S corporation tax status of
     merged company                                 -         -      3,287     (3,287)           -              -           -
Stock compensation expense                          2         -         59          -            -              -          59
Net income                                          -         -          -     36,477            -              -      36,477
Distributions by merged companies                   -         -          -     (7,670)           -              -      (7,670)
                                             --------- --------- ----------- ---------- --------------- ---------- --------------
BALANCES AT JUNE 30, 1998                      52,248       522     93,889     71,433            -              -     165,844
Employee stock purchases and options
     exercised                                  1,435        14     14,738     (3,225)           -          3,225      14,752
Acquisition consideration                       4,286        43    106,492        (96)           -          1,049     107,488
Immaterial pooling of interests                   961        10        806          -            -              -         816
Tax benefit from exercise of stock options          -         -      5,499          -            -              -       5,499
Stock compensation expense                          3         -        395          -            -              -         395
Stock options exchanged for compensation            -         -        833          -            -              -         833
Net income                                          -         -          -     54,495            -              -      54,495
Purchases of treasury stock                         -         -          -          -            -        (12,986)    (12,986)
                                             --------- --------- ----------- ---------- --------------- ---------- --------------
BALANCES AT JUNE 30, 1999                      58,933       589    222,652    122,607            -         (8,712)    337,136
Employee stock purchases and options
     exercised                                    457         4      4,485       (923)           -          7,326      10,892
Acquisition consideration                           -         -      1,590        (15)           -          9,850      11,425
Tax benefit from exercise of stock options          -         -      1,664          -            -              -       1,664
Stock compensation expense                         24         1        224          -            -              -         225
Net income                                          -         -          -     17,643            -              -      17,643
Purchases of treasury stock                         -         -          -          -            -        (36,729)    (36,729)
                                             --------- --------- ----------- ---------- --------------- ---------- --------------
BALANCES AT DECEMBER 31, 1999                  59,414       594    230,615    139,312            -        (28,265)    342,256
                                             --------- --------- ----------- ---------- --------------- ---------- --------------
Net loss                                            -         -          -    (66,775)           -              -     (66,775)
Unrealized loss on investments, net of
     tax of $353,000                                -         -          -          -         (529)             -        (529)
Foreign currency translation                        -         -          -          -         (941)             -        (941)
                                                                                                                   --------------
    Comprehensive loss                                                                                                (68,245)
Employee stock purchases and options
     exercised                                    160         2       (313)    (2,439)           -         13,670      10,920
Gain on sale of stock by subsidiary                 -         -         71          -            -              -          71
Tax benefit from exercise of stock options          -         -        389          -            -              -         389
Sales and settlement of put options                 -         -       (444)         -            -              -        (444)
Contingent liability for put options                -         -       (775)         -            -              -        (775)
Stock compensation expense                          5         -        189          -            -              -         189
Purchases of treasury stock                         -         -          -          -            -        (14,119)    (14,119)
                                             --------- --------- ----------- ---------- --------------- ---------- --------------
BALANCES AT DECEMBER 31, 2000                  59,579      $596   $229,732    $70,098       $(1,470)     $(28,714)   $270,242
                                             ========= ========= =========== ========== =============== ========== ==============


See accompanying notes to consolidated financial statements.

                          CIBER, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       SIX MONTHS
                                                                   YEARS ENDED            ENDED            YEARS ENDED
                                                                    JUNE 30,          DECEMBER 31,        DECEMBER 31,
IN THOUSANDS                                                    1998         1999         1999          1999         2000
                                                            ------------------------------------------------------------------
OPERATING ACTIVITIES:                                                                               (unaudited)
  Net income (loss)                                            $36,477      $54,495      $17,643       $46,701     $(66,775)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Goodwill impairment charge                                       -            -            -             -       80,773
    Depreciation                                                 5,532        7,590        4,443         8,809        9,190
    Amortization of intangible assets                            3,936        7,520        6,754        12,123       14,032
    Deferred income taxes                                       (4,672)      (2,049)         (77)          516         (716)
    Other, net                                                      48          395         (598)         (240)        (782)
    Changes in operating assets and liabilities,
     net of the effect of acquisitions:
      Accounts receivable                                      (35,442)     (17,789)      17,295        12,953       10,881
      Other current and long-term assets                        (4,454)         416       (3,968)       (4,801)      (2,103)
      Accounts payable                                          (2,072)       1,782        4,420          (896)         850
      Accrued compensation and payroll taxes                     6,610        9,212       (7,446)         (115)      (7,045)
      Deferred revenues                                          2,034         (247)      (1,760)       (1,370)         147
      Other accrued expenses and liabilities                     3,402       (4,211)      (5,782)       (9,974)       3,563
      Income taxes payable/refundable                           14,783        6,252       (2,227)         (774)      (5,565)
                                                            ------------------------------------------------------------------
       Net cash provided by operating activities                26,182       63,366       28,697        62,932       36,450
                                                            ------------------------------------------------------------------

INVESTING ACTIVITIES:
  Purchases of property and equipment                          (11,665)     (13,972)      (7,218)      (16,825)      (8,474)
  Acquisitions, net of cash acquired                              (351)     (26,500)     (60,090)      (82,452)     (16,184)
  Repayment of advances to Agilera                                   -            -            -             -        9,908
  Collection of note receivable                                      -            -            -             -        2,000
  Purchases of investments                                        (905)           -            -             -         (463)
  Sales of investments                                           1,695            -            -             -        2,001
                                                            ------------------------------------------------------------------
       Net cash used in investing activities                   (11,226)     (40,472)     (67,308)      (99,277)     (11,212)
                                                            ------------------------------------------------------------------

FINANCING ACTIVITIES:
  Employee stock purchases and options exercised                 5,766       14,752       10,892        19,660       10,920
  Sale of stock by subsidiary                                        -            -            -             -          123
  Proceeds from sale of put options                                  -            -            -             -          692
  Cash settlement of put options                                     -            -            -             -       (1,136)
  Net (payments) borrowings on bank lines of credit             (1,985)           -        5,355         5,355       (5,355)
  Borrowings on notes payable                                      247            -            -             -            -
  Payments on notes payable                                     (2,650)           -            -             -            -
  Purchases of treasury stock                                        -      (12,986)     (36,729)      (47,920)     (14,119)
  Distributions by merged companies                             (6,300)           -            -             -            -
                                                            ------------------------------------------------------------------
       Net cash (used in) provided by financing activities      (4,922)       1,766      (20,482)      (22,905)      (8,875)
                                                            ------------------------------------------------------------------
Effect of foreign exchange rate changes on cash                      -            -            -             -          (28)
       Net increase (decrease) in cash and cash equivalents     10,034       24,660      (59,093)      (59,250)      16,335
Cash and cash equivalents, beginning of period                  27,257       37,291       61,951        62,108        2,858
                                                            ------------------------------------------------------------------
Cash and cash equivalents, end of period                       $37,291      $61,951       $2,858       $ 2,858      $19,193
                                                            ==================================================================


See accompanying notes to consolidated financial statements.

                          CIBER, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) NATURE OF OPERATIONS

CIBER, Inc. and its subsidiaries DigiTerra, Inc., Solution Partners B.V., Waterstone, Inc. and Enspherics, Inc. provide information technology ("IT") system integration consulting and other services and to a lesser extent, resell certain hardware and software products. Our clients consist primarily of Fortune 2000 and middle market companies across most major industries and governmental agencies. We operate from branch offices across the United States, plus offices in Canada and the Netherlands. At December 31, 2000, we had approximately 5,000 employees. We operate our business as follows: CIBER Operations, DigiTerra, Solution Partners, Waterstone and Enspherics. CIBER Operations refers to the branch offices doing business under the CIBER name. CIBER Operations provides a wide range of IT services and products including project execution, supplemental IT staffing and consulting in leading-edge practice areas such as IT architecture and strategy, business intelligence/customer loyalty, Internet solutions, network infrastructure and security, wireless integration and IT outsourcing. DigiTerra provides package software implementation services ranging from enterprise resource planning (ERP) to supply chain optimization, customer relationship management and e-business components. DigiTerra works with software from PeopleSoft, J.D. Edwards, Oracle, SAP, Lawson, Siebel, Ariba, Rightworks and Commerce One, among others. DigiTerra also provides related hardware sizing and procurement services as an authorized remarketer of certain computer hardware. Solution Partners, located in the Netherlands, provides SAP software implementation consulting and e-business solutions in custom environments. Waterstone (formerly known as Neovation, Inc.) was formed in 2000 by combining our Interactive Papyrus, Inc. subsidiary with the business operations we acquired from Waterstone Consulting, Inc. Waterstone provides strategic, technical and creative services including e-business planning, assessments and solutions, customer relationship management, supply chain management, web content development and design and custom integration services. Enspherics provides custom designed IT security solutions to clients who operate in high-risk environments.

(b) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of CIBER, Inc. and all wholly owned and majority owned subsidiaries. All material intercompany balances and transactions have been eliminated. Agilera, Inc. was consolidated with us through December 31, 1999 (see Note 5).

(c) CHANGE IN FISCAL YEAR END AND INTERIM FINANCIAL INFORMATION

We changed our year end to December 31 from June 30, effective December 31, 1999.

Unaudited consolidated statements of operations and cash flows for the year ended December 31, 1999 have been included in the accompanying consolidated financial statements for comparative purposes.

(d) CASH EQUIVALENTS

All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents. Cash equivalents consist of money market funds of $19,601,000 and investment grade commercial paper of $33,213,000 at June 30, 1999, and money market funds of $11,752,000 at December 31, 2000. There were no cash equivalents at December 31, 1999.

(e) INVESTMENTS

Investments in marketable equity securities are classified as available-for-sale and are recorded at fair market value, which is determined based on quoted market prices. Investments are included in prepaid expenses and other current assets on the consolidated balance sheet. The net unrealized gain or loss, net of tax, is included in accumulated other comprehensive loss on the consolidated balance sheet. Realized gains and losses on the

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

sale of investments are based on average cost and are included in other income in the consolidated statements of operations.

(f) PROPERTY AND EQUIPMENT

Property and equipment, which consists primarily of computer equipment, software and furniture, is stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives, ranging primarily from three to seven years.

(g) COSTS OF DEVELOPING COMPUTER SOFTWARE FOR INTERNAL USE

Direct costs of time and material incurred for the development of software for internal use are capitalized as property and equipment. These costs are depreciated using the straight-line method over the estimated useful life of the software, ranging from three to seven years.

(h) INTANGIBLE ASSETS

Intangible assets consist of goodwill and noncompete agreements. Goodwill is amortized over 6 to 20 years. Noncompete agreements are amortized over the terms of the contracts, which range from one to three years. Amortization is recorded using the straight-line method.

Intangible assets are reviewed for impairment when events or changes in circumstances indicate the carrying amount of intangible assets may not be recoverable. Conditions that may trigger an impairment assessment include a history of operating losses of the related business, a significant reduction in the revenues of the related business, and a loss of a major customer, among others. An impairment would be considered to exist when the estimated undiscounted future cash flows expected to result from the use of the intangible asset are less than the carrying amount of the asset. Future cash flows are estimated at the lowest business unit level which includes all of the operations that directly benefit from the intangible asset. This level may be a practice, branch office, region or subsidiary. If the acquired business has been fully integrated into operations, enterprise-wide goodwill would be evaluated at the consolidated level. Estimated cash flows at the business unit level are net of taxes and do not include any allocation of interest or other corporate level items. Impairment, if any, is measured based on forecasted future discounted operating cash flows. Considerable management judgment is necessary to estimate future cash flows. Accordingly, actual results could vary significantly.

(i) REVENUE RECOGNITION

We provide consulting services under time-and-material and fixed-priced contracts. The majority of our service revenues are recognized under time-and-material contracts as hours and costs are incurred. Revenues include reimbursable expenses separately billed to clients. For fixed-priced contracts, revenue is recognized on the basis of the estimated percentage of completion based on costs incurred relative to total estimated costs. The cumulative impact of any revisions in estimated revenues and costs are recognized in the period in which they become known. Losses, if any, on fixed-price contracts are recognized when the loss is determined. Under certain national IT services contracts, we are required by our customer to act as a billing agent for other service providers to such client. We recognize the net fee under these arrangements as revenue.

Other revenues include sales of computer hardware products, commissions on computer product sales and software license and maintenance fees. Revenues related to the sale of computer products are recognized when the products are shipped. Where we are the remarketer of certain computer products, commission revenue is recognized when the products are drop-shipped from the vendor to the customer. On September 30, 1999, we sold our software business. Software license fee revenues were recognized over the period of the software implementation and revenues from maintenance agreements were recognized ratably over the maintenance period.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Unbilled accounts receivable represent amounts recognized as revenue based on services performed in advance of billings in accordance with contract terms. Deferred revenues consist of amounts received or billed in advance of services to be provided.

(j) INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A tax benefit or expense is recognized for the net change in the deferred tax asset or liability during the period. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

(k) PRO FORMA NET INCOME

Pro forma net income has been presented for the year ended June 30, 1998 because certain companies that merged with us in business combinations accounted for as poolings of interests were S corporations and generally not subject to income taxes. Accordingly, no provision for income taxes has been included in the historical consolidated financial statements for the operations of these companies prior to their merger with us. The related net deferred tax asset or liability of these companies at the date of their respective mergers with us was recorded as income tax benefit or expense. The pro forma adjustment to income taxes has been computed as if the merged companies had been taxable entities subject to income taxes for all periods prior to their merger with us at the marginal rates applicable in such periods.

(l) STOCK-BASED COMPENSATION

As permitted by Statement of Financial Accounting Standards No. 123 ("SFAS 123"), we account for stock-based employee compensation in accordance with the provisions of Accounting Principles Board Opinion 25, and related interpretations, including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No.
25)", issued in March 2000. We measure stock-based compensation cost as the excess, if any, of the quoted market price of CIBER common stock (or the estimated fair value of subsidiary stock) at the grant date over the amount the employee must pay for the stock. We generally grant stock options at fair market value at the date of grant. The pro forma disclosures, as if the fair-value based method defined in SFAS 123 had been applied, are provided in Note 15.

(m) MINORITY INTEREST

At December 31, 1999, we owned 78% of Interactive Papyrus, Inc. In April 2000, we contributed to Interactive Papyrus the business operations and net assets that we acquired from Waterstone Consulting, Inc. and increased our ownership to 88%. We subsequently changed its name to Waterstone, Inc. In January 2001, we purchased most of the shares that represented the minority interest in Waterstone for $1.7 million. As a result, in 2001, we will record goodwill of $792,000, which will be amortized over 10 years. This transaction increased our ownership in Waterstone to 99%. On November 27, 2000, we acquired 51% of Enspherics, Inc. The minority stockholders' proportionate share of the equity of these subsidiaries is reflected as minority interest in the consolidated balance sheet. The minority stockholders' proportionate share of the net income (loss) of these subsidiaries is included in other income, net in the consolidated statement of operations. The minority interest in the net income of subsidiaries was $4,000 for the six months ended December 31, 1999. For the year ended December 31, 2000, the minority interest in the net loss of subsidiaries was $467,000.

(n) COMPREHENSIVE LOSS

Comprehensive loss includes changes in the balances of items that are reported directly as a separate component of shareholders' equity in the consolidated balance sheet. Comprehensive loss includes net income (loss) plus changes in the net unrealized gain/loss on investments and the cumulative foreign currency translation adjustment.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(o) FOREIGN CURRENCY TRANSLATION

The assets and liabilities of our foreign subsidiaries are translated into U.S. dollars at current exchange rates and revenues and expenses are translated at average exchange rates for the period. The resulting cumulative translation adjustment is included in accumulated other comprehensive loss on the consolidated balance sheet. Foreign currency transaction gains and losses have not been significant and are included in the results of operations as incurred.

(p) SUBSIDIARY STOCK SALES

Gains and losses on sales of stock by our subsidiaries are recognized directly in shareholders' equity through an increase or decrease to additional paid-in capital in the period in which the transaction occurs.

(q) ESTIMATES

The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to estimates of collectibility of accounts receivable, the realizability of goodwill, the costs to complete fixed-priced projects, certain accrued liabilities and other factors.

(r) FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of our financial instruments approximates our carrying amounts due to the relatively short periods to maturity of the instruments and/or variable interest rates of the instruments which approximate current market rates.

(s) RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

(2) GOODWILL IMPAIRMENT AND OTHER CHARGES

Goodwill impairment and other charges are comprised of the following (in thousands):

                                                        YEARS ENDED                YEAR ENDED
                                                         JUNE 30,                 DECEMBER 31,
                                                   1998             1999              2000
                                             ----------------- ---------------- -----------------
Goodwill impairment                              $     -           $     -         $ 80,773
Employee severance costs                               -                 -            1,300
Asset write-down                                       -                 -              975
DigiTerra professional fees                            -                 -              720
Merger costs for poolings of interests             4,538             1,535                -
                                             ----------------- ---------------- -----------------
                                                 $ 4,538           $ 1,535         $ 83,768
                                             ================= ================ =================

During the quarter ended September 30, 2000, we recorded a goodwill impairment charge of $80.8 million to write-down the goodwill associated with certain acquisitions. These acquisitions include: Business Impact Systems, Inc. ("BIS"), Integration Software Consultants, Inc. ("ISC"), York & Associates, Inc., Interactive Papyrus, Inc. and Paragon Solutions, Inc. Of the total goodwill impairment charge, $53.2 million relates to CIBER Operations, $22.2 million relates to DigiTerra and $5.4 million relates to Waterstone. These businesses were acquired at a time when the value of IT services companies was much higher than at the time of the impairment charge. In addition, approximately 88% of the goodwill impairment charge related to businesses acquired for consideration paid 100% in our stock. Stock consideration typically involves a premium over cash consideration. These acquired operations experienced a decrease in the demand for their

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

services as post Year 2000 IT spending of many companies decreased. In addition, in the spring of 2000, the IT services requirements of dot.com companies decreased significantly. This has led to greater competition within the IT services industry for the remaining business, and as a result, revenues, cash flows and expected future growth rates of these operations have decreased.

Due to the significance of the change in conditions, we performed an evaluation of the recoverability of the goodwill related to these operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Because the estimated future undiscounted cash flows of these operations were less than the carrying value of the related goodwill, an impairment charge was required. The impairment charge represents the amount required to write-down this goodwill to our best estimate of these operations' future discounted cash flows.

In addition, we reduced the remaining goodwill amortization periods for BIS and ISC to 10 years and 14 years, respectively. This reduction resulted in additional goodwill amortization of $330,000 during the year ended December 31, 2000, which increased the net loss by the same amount.

In March 2000, we announced our intent to spin-off our DigiTerra subsidiary to our shareholders, subject to receiving Board approval and a favorable tax ruling, as well as favorable market conditions. We expect to complete the spin-off of DigiTerra in 2001, however, there can be no assurance that such transaction will be completed. As a result of our planned separation of DigiTerra, we have incurred certain charges for an asset write-down as well as professional fees.

Merger costs represent professional fees, primarily broker fees, associated with certain pooling of interests business combinations.

(3) ACQUISITIONS

We have acquired certain businesses, as set forth below. Each of these acquisitions has been accounted for under the purchase method of accounting for business combinations and accordingly, the accompanying consolidated financial statements include the results of operations of each acquired business since the date of acquisition.

ACQUISITION FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000

ENSPHERICS, INC. ("ENSPHERICS") - On November 27, 2000, we acquired 51% of the outstanding capital stock of Enspherics for $2.5 million. Per the terms of the agreement, additional consideration may be paid based on Enspherics achieving certain performance objectives. We have recorded initial goodwill of $2.5 million related to this acquisition, which will be amortized over 10 years. Any additional consideration paid will be recorded as additional goodwill. Enspherics, located in Greenwood Village, Colorado, provides custom designed IT security solutions to clients who operate in high-risk environments.

ACQUISITIONS FROM JULY 1, 1999 THROUGH DECEMBER 31, 1999

SOLUTION PARTNERS B.V. ("SOLUTION PARTNERS") - On December 2, 1999, we acquired all of the outstanding capital stock of Solution Partners for initial consideration of $14.1 million. As part of the purchase price, we issued 171,580 shares of our common stock with a value of $4.0 million. In 2000, we agreed to pay additional consideration of approximately $1.9 million, of which $1.0 million was paid in 2001 and the remainder is payable in January 2002. The additional consideration has been recorded as goodwill and as a result, we have recorded total goodwill of $15.3 million related to this acquisition, which is being amortized over 20 years. Solution Partners, located in Eindhoven, the Netherlands, provides e-business and supply chain solutions using SAP software to companies throughout Europe.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

INTERACTIVE PAPYRUS, INC. ("IPI") - On December 2, 1999, we acquired approximately 78% of the outstanding capital stock of IPI for $6.2 million. As part of the purchase price, we issued 22,500 shares of our common stock with a value of $450,000. We originally recorded goodwill of $5.7 million related to this acquisition, which was being amortized over 6 years. In 2000, we reduced the goodwill associated with IPI to $924,000 (see Note 2). IPI, located in Colorado Springs, Colorado, developed interactive web sites to build online business ventures.

SOFTWARE DESIGN CONCEPTS, INC. ("SDC") - On November 15, 1999, we acquired certain assets, liabilities and all of the business operations of SDC for $9.0 million in cash and the issuance of 160,378 shares of our common stock with a value of $3.0 million. The aggregate purchase price was $12.0 million. We have recorded goodwill of $11.5 million related to this acquisition, which is being amortized over 20 years. SDC, located in Philadelphia, Pennsylvania, provided software development and consulting services similar to us.

WATERSTONE CONSULTING, INC. ("WATERSTONE") - On October 29, 1999, we acquired certain assets, liabilities and all of the business operations of Waterstone for $30.7 million. As part of the purchase price, we issued 243,347 shares of our common stock with a value of $4.0 million. We have recorded goodwill of $29.8 million related to this acquisition, which is being amortized over 20 years. Waterstone, located in Chicago, Illinois, provided consulting services specializing in supply chain and customer relationship management solutions.

THE ISADORE GROUP, INC. ("ISADORE") - On October 15, 1999, we acquired certain assets, liabilities and all of the business operations of Isadore for $18.3 million. Additionally, the terms of the purchase provide for additional consideration of up to $10.4 million based on certain revenue earned during the 3-year period ending December 31, 2002. We have recorded goodwill of $17.5 million related to this acquisition, which is being amortized over 20 years. Any additional consideration paid will be accounted for as additional goodwill. Isadore, located in Phoenix, Arizona, provided PeopleSoft higher education consulting services.

ACQUISITIONS FROM JULY 1, 1998 THROUGH JUNE 30, 1999

DIGITAL SOFTWARE CORPORATION ("DSC") - On April 30, 1999, we acquired certain assets, liabilities and all of the business operations of DSC for $6.9 million in cash. We have recorded goodwill of $7.0 million related to this acquisition, which is being amortized over 15 years. DSC, located in Aurora, Colorado, provided software engineering services similar to us.

COMPAID CONSULTING SERVICES, INC. ("COMPAID") - On March 2, 1999, we acquired all of the outstanding capital stock of Compaid for $10.3 million. We have recorded goodwill of $8.0 million related to this acquisition, which is being amortized over 15 years. Compaid, headquartered in Atlanta, Georgia, provided services similar to us.

BUSINESS IMPACT SYSTEMS, INC. ("BIS") - On February 26, 1999, we issued 2,401,028 shares of our common stock and granted options for 3,634 shares of our common stock (at an aggregate purchase price of $40,000) in exchange for substantially all of the outstanding assets and liabilities of BIS. The aggregate purchase price was $62.2 million, including acquisition costs. We had originally recorded goodwill of $55.6 million related to this acquisition, which was being amortized over 20 years. In 2000, we reduced the goodwill related to BIS to $9.8 million and reduced the remaining goodwill amortization period to 10 years (see Note 2). BIS, headquartered in Herndon, Virginia, provided enterprise integration services.

PARADYME HR TECHNOLOGIES CORPORATION ("PARADYME HRT") - On February 5, 1999, we acquired certain assets, liabilities and all of the business operations of Paradyme HRT for initial consideration of $5.0 million. We paid additional consideration of $2.2 million during 2000 and additional consideration of $816,000 is to be paid in 2001. Paradyme HRT, located in Columbia, South Carolina, provided ERP outsourcing services and HR/Payroll business services. The acquired business initially operated as CIBER Enterprise Outsourcing, Inc. which became Agilera, Inc. (see Note 5).

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

INTEGRATION SOFTWARE CONSULTANTS, INC. ("ISC") - On February 2, 1999, we issued 1,280,289 shares of our common stock in exchange for all of the outstanding common stock of ISC. The aggregate purchase price was $34.0 million, including acquisition costs. We had originally recorded goodwill of $31.9 million related to this acquisition, which was being amortized over 20 years. In 2000, we reduced the goodwill related to ISC to $11.7 million and reduced the remaining goodwill amortization period to 14 years (see Note 2). ISC, headquartered in Philadelphia, Pennsylvania, provided SAP software implementation services.

YORK & ASSOCIATES, INC. ("YORK") - On January 29, 1999, we issued 548,857 shares of our common stock and granted options for 30,643 shares of our common stock (at an aggregate exercise price of $159,000) in exchange for substantially all of the outstanding assets and liabilities of York. The aggregate purchase price was $14.5 million, including acquisition costs. We had originally recorded goodwill of $12.2 million related to this acquisition, which was being amortized over 20 years. In 2000, we wrote-off all of the goodwill related to York because we exited the primary business for which York was acquired (see Note 2).

PARAGON SOLUTIONS, INC. ("PARAGON") - On January 8, 1999, we acquired certain assets, liabilities and all of the business operations of Paragon for $4.4 million. The original terms of the purchase provided for additional consideration of up to $3.3 million based on certain performance criteria during the 12-month periods ending December 31, 1999 and 2000. In 2000, we paid $2.5 million in final settlement of the purchase agreement. We had originally recorded total goodwill of $6.8 million related to this acquisition, which was being amortized over 15 years. In 2000, we reduced the goodwill associated with Paragon to $1.9 million (see Note 2). Paragon, located in Pittsburgh, Pennsylvania, provided Oracle software implementation services.

THE DORADUS CORPORATION ("DORADUS") - On November 15, 1998, we acquired all of the outstanding capital stock of Doradus for $4.1 million. Additional consideration of $288,000 was paid in during the year ended December 31, 1999. The additional consideration was accounted for as additional goodwill. We have recorded total goodwill of $4.2 million related to this acquisition, which is being amortized over 15 years. Doradus, located in Minneapolis, Minnesota, provided IT consulting services similar to us.

(4) POOLINGS OF INTERESTS

We completed certain business combinations accounted for as poolings of interests, as set forth below. Our financial statements have been restated for all periods prior to each pooling of interests to include the accounts of the merged company.

YEAR ENDED JUNE 30, 1999

THE CUSHING GROUP, INC. ("CUSHING") - On August 31, 1998, we issued 961,135 shares of our common stock in connection with the merger of Cushing.

EJR COMPUTER ASSOCIATES, INC. ("EJR") - On August 11, 1998, we issued 1,155,516 shares of our common stock in connection with the merger of EJR.

YEAR ENDED JUNE 30, 1998

THE SUMMIT GROUP, INC. ("SUMMIT") - On May 4, 1998, we issued 4,262,860 shares of our common stock in connection with the merger of Summit.

STEP CONSULTING, INC. ("STEP") - On April 30, 1998, we issued 131,242 shares of our common stock in connection with the merger of Step.

COMPUTER RESOURCE ASSOCIATES, INC. ("CRA") - On March 2, 1998, we issued 530,910 shares of our common stock in connection with the merger of CRA.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

ADVANCED SYSTEMS ENGINEERING, INC. ("ASE") - On March 2, 1998, we issued 382,602 shares of our common stock in connection with the merger of ASE.

TECHWARE CONSULTING, INC. ("TECHWARE") - On November 26, 1997, we issued 747,836 shares of our common stock in connection with the merger of Techware.

FINANCIAL DYNAMICS, INC. ("FDI") - On November 24, 1997, we issued 1,128,054 shares of our common stock and granted options for 97,220 shares of our common stock (at an aggregate exercise price of $217,000) in connection with the merger of FDI.

THE CONSTELL GROUP, INC. ("CONSTELL") - On October 24, 1997, we issued 500,000 shares of our common stock in connection with the merger of Constell.

BAILEY & QUINN, INC. ("BQI") - On October 22, 1997, we issued approximately 148,000 shares of our common stock in connection with the merger of BQI.

SOFTWAREXPRESS, INC. D/B/A RELIANT INTEGRATION SERVICES, INC. ("RELIANT") - On August 21, 1997, we issued 1,183,276 shares of our common stock in connection with the merger of Reliant.

KCM COMPUTER CONSULTING, INC. ("KCM") - On July 18, 1997, we issued 861,700 shares of our common stock in connection with the merger of KCM.

(5) AGILERA INVESTMENT

In March 2000, our wholly owned subsidiary, Agilera, Inc. (formerly named CIBER Enterprise Outsourcing, Inc.), sold $45 million of convertible preferred stock to new investors. As a result of participating rights obtained by the preferred stockholders in connection with their investment, we retained a 41% voting interest in Agilera. Accordingly, effective January 1, 2000, for financial reporting purposes, we no longer consolidate the results and accounts of Agilera and account for our interest in Agilera using the equity method of accounting. In connection with the preferred stock sale, Agilera paid us $9.9 million in repayment of our advances to Agilera as of December 31, 1999, reducing our historical cost basis in our remaining ownership in Agilera to zero. Since the basis of our investment in Agilera is zero, beginning January 1, 2000 we do not record our proportionate share of Agilera's net losses. Agilera provides enterprise application hosting or application service provider ("ASP") services.

In August 2000, Agilera obtained additional equity financing that reduced our voting interest to 24%. In January 2001, our voting interest in Agilera has been reduced to approximately 19% as a result of an Agilera business combination.

We provide software implementation and other services to Agilera as a subcontractor under certain Agilera customer contracts. We have recorded revenue of $5,986,000 related to these services during the year ended December 31, 2000.

(6) SALE OF LOGISTICSPRO

On September 30, 1999, we sold our LogisticsPRO software business for $2.0 million resulting in a gain of $827,000 that is included in other income. The after-tax gain was $496,000 or $.01 per diluted share. As consideration, we received a $2.0 million, 8% promissory note that was paid in full in September 2000. The software business was sold to an entity owned by the management of the LogisticsPRO business as well as two non-executive officers of DigiTerra.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(7) EARNINGS (LOSS) PER SHARE

The computation of earnings (loss) per share - basic and diluted is as follows (in thousands, except per share amounts):

                                                                             SIX MONTHS
                                                        YEARS ENDED            ENDED         YEAR ENDED
                                                         JUNE 30,           DECEMBER 31,    DECEMBER 31,
                                                     1998         1999          1999            2000
                                                  ------------ ----------- --------------- ---------------
Numerator:
  Pro forma net income                             $ 34,270
  Net income (loss)                                             $ 54,495       $17,643        $(66,775)
Denominator:
  Basic weighted average shares outstanding          51,355       55,362        57,345          57,900
  Dilutive effect of employee stock options           2,488        1,779         1,151               -
                                                  ------------ ----------- --------------- ---------------
  Diluted weighted average shares outstanding        53,843       57,141        58,496          57,900
                                                  ============ =========== =============== ===============

Earnings (loss) per share - basic                     $0.67        $0.98         $0.31          $(1.15)
Earnings (loss) per share - diluted                   $0.64        $0.95         $0.30          $(1.15)

Loss per share - diluted for the year ended December 31, 2000 excludes common stock equivalents because the effect of their inclusion would be anti-dilutive, or would decrease the reported loss per share. The dilutive common equivalent shares for the year ended December 31, 2000 were 876,000, had we reported net income. In addition, the number of antidilutive stock options (options whose exercise price is greater than the average CIBER stock price during the period) omitted from the computation of weighted average shares - diluted was 1,182,000, 2,316,000 and 4,175,000 for the year ended June 30, 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, respectively.

(8) ACCOUNTS RECEIVABLE

Accounts receivable consist of the following (in thousands):

                                          JUNE 30,             DECEMBER 31,
                                            1999           1999            2000
                                        -------------  --------------  --------------
Billed accounts receivable                $ 129,547      $ 116,003       $ 105,193
Unbilled accounts receivable                 24,773         26,058          24,087
                                        -------------  --------------  --------------
                                            154,320        142,061         129,280
Less allowance for doubtful accounts         (3,344)        (2,643)         (2,063)
                                        -------------  --------------  --------------
                                          $ 150,976      $ 139,418       $ 127,217
                                        =============  ==============  ==============

The activity in the allowance for doubtful accounts consist of the following (in thousands):

                                                               ADDITIONS
                                                       --------------------------
                                          BALANCE AT     CHARGE                                BALANCE AT
                                           BEGINNING   TO COST AND                DEDUCTIONS       END
                                           OF PERIOD     EXPENSE     OTHER (1)    (WRITE-OFFS)  OF PERIOD
                                          ----------   -----------   ---------    ------------ ----------
Year ended June 30, 1998                    $   857      $ 2,409        $ 130       $  (886)     $ 2,510
Year ended June 30, 1999                      2,510        3,312          381        (2,859)       3,344
Six months ended December 31, 1999            3,344        1,784            4        (2,489)       2,643
Year ended December 31, 2000                  2,643        5,019            6        (5,605)       2,063

(1) Represents additions due to business combinations accounted for as purchases and immaterial poolings of interests.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(9) INVESTMENTS

Investments (which are included in prepaid expenses and other current assets) consist of the following at December 31, 2000 (in thousands):

                                              GROSS           GROSS
                                            UNREALIZED     UNREALIZED          FAIR
                               COST           GAINS           LOSSES          VALUE
                          --------------- --------------- --------------- ---------------
    Equity securities          $1,398          $12             $(895)          $ 515

The following summarizes gains and losses from the sale of investments for the year ended December 31, 2000 (in thousands):

    Gross realized gains             $564
    Gross realized losses            $(60)

In 2000, we purchased 134,400 shares of Merrill Lynch & Co., Inc. Structured Yield Product Exchangeable for Stock ("STRYPES"), payable with shares of common stock of CIBER, Inc. On February 1, 2001, we received 285,044 shares of our common stock upon the maturity of the STRYPES. We have recorded these shares as treasury stock at December 31, 2000, at a cost of $1,534,000. The CIBER, Inc. common stock delivered by Merrill Lynch & Co. in settlement of the STRYPES was purchased by Merrill Lynch & Co. from a trust controlled by Bobby G. Stevenson, our Chairman, pursuant to a forward purchase contract entered into in January 1998.

(10) PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

                                        JUNE 30,                DECEMBER 31,
                                          1999             1999            2000
                                      --------------  ---------------  --------------
Computer equipment and software         $ 32,499        $ 38,978         $ 38,946
Furniture and fixtures                    11,187          11,557           11,447
Leaseholds and other                       4,311           4,975            4,995
                                      --------------  ---------------  --------------
                                          47,997          55,510           55,388
Less accumulated depreciation            (22,866)        (26,947)         (30,082)
                                      --------------  ---------------  --------------
                                        $ 25,131        $ 28,563         $ 25,306
                                      ==============  ===============  ==============

(11) INTANGIBLE ASSETS

Intangible assets consist of the following (in thousands):

                                    JUNE 30,                  DECEMBER 31,
                                      1999               1999            2000 (1)
                                 ----------------   ----------------  ----------------
Goodwill                           $ 167,019          $ 250,468         $ 167,331
Noncompete agreements                  7,266              7,534             7,517
                                 ----------------   ----------------  ----------------
                                     174,285            258,002           174,848
Less accumulated amortization        (17,273)           (24,027)          (37,791)
                                 ----------------   ----------------  ----------------
                                   $ 157,012          $ 233,975         $ 137,057
                                 ================   ================  ================

(1) As discussed in Note 2, during 2000, we reduced the value of certain goodwill by $80,773,000.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(12) REVOLVING LINE OF CREDIT

We have a $35 million unsecured revolving line of credit with a bank. There were no outstanding borrowings under this bank line of credit at December 31, 2000 and June 30, 1999. At December 31, 1999, we had $5,355,000 outstanding under this line of credit, which was classified as a long-term liability as the maturity date was more than 12 months into the future. Outstanding borrowings bear interest at the three-month London Interbank Offered Rate ("LIBOR") plus 2% (8.40% at December 31, 2000). The credit agreement requires a commitment fee of 0.225% per annum on any unused portion of the line of credit up to $20 million. The credit agreement expires on July 1, 2001. The terms and conditions of the credit agreement include several covenants, including those whereby we agree to the maintenance of certain net worth and debt service coverage ratios, among other things. Amounts advanced under the line of credit can be used to consummate an acquisition and may be required by the bank to be converted into a five-year term note payable in equal amounts of interest and principal. In such event, the line of credit would be reduced by the amount of the term note.

(13) LEASES

We have noncancelable operating leases for office space. Rental expense for operating leases totaled $8,636,000, $10,730,000, $6,218,000 and $12,106,000 for
the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, respectively.

Future minimum lease payments as of December 31, 2000 are (in thousands):

Year ending December 31:
      2001                                 $ 11,099
      2002                                    9,772
      2003                                    7,845
      2004                                    4,550
      2005                                    2,393
      Thereafter                              1,351
                                         -------------
      Total minimum lease payments         $ 37,010
                                         =============

(14) INCOME TAXES

Income tax expense (benefit) consists of the following (in thousands):

                                                                    SIX MONTHS
                                           YEARS ENDED                ENDED         YEAR ENDED
                                             JUNE 30,              DECEMBER 31,    DECEMBER 31,
                                       1998            1999            1999            2000
                                  --------------- --------------- --------------- ---------------
Current:
  Federal                           $ 23,190        $ 34,005        $ 11,082         $ 8,211
  State and local                      4,005           5,297           1,829           2,157
  Foreign                                403             232             256           1,264
                                  --------------- --------------- --------------- ---------------
                                      27,598          39,534          13,167          11,632
                                  --------------- --------------- --------------- ---------------
Deferred:
  Federal                             (3,988)         (1,773)            (66)           (582)
  State and local                       (684)           (276)            (11)           (113)
  Foreign                                  -               -               -             (21)
                                  --------------- --------------- --------------- ---------------
                                      (4,672)         (2,049)            (77)           (716)
                                  --------------- --------------- --------------- ---------------
        Income tax expense          $ 22,926        $ 37,485        $ 13,090         $10,916
                                  =============== =============== =============== ===============

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Income tax expense differs from the amounts computed by applying the statutory U.S. federal income tax rate to income before income taxes as a result of the following (in thousands):

                                                                                  SIX MONTHS
                                                          YEARS ENDED                ENDED         YEAR ENDED
                                                           JUNE 30,              DECEMBER 31,     DECEMBER 31,
                                                     1998            1999            1999             2000
                                                 -------------- --------------- ---------------- ----------------
Income tax expense (benefit) at the federal
     statutory rate of 35%                         $ 20,791       $ 32,193         $10,757          $(19,551)
Increase (decrease) resulting from:
  State and local income taxes, net of federal
     income tax benefit                               2,152          3,263           1,182             1,329
  Nondeductible U.S. goodwill amortization                -          1,008           1,114             1,860
  Nondeductible goodwill write-down                       -              -               -            26,752
  Nondeductible merger costs                          1,540            537               -                 -
  S corporation income and change in tax
     status of merged companies                      (1,703)             -               -                 -
  Other                                                 146            484              37               526
                                                 -------------- --------------- ---------------- ----------------
     Income tax expense                            $ 22,926       $ 37,485         $13,090          $ 10,916
                                                 ============== =============== ================ ================

The components of the net deferred tax asset or liability are as follows (in thousands):

                                                                 JUNE 30,           DECEMBER 31,
                                                                   1999          1999          2000
                                                               -----------------------------------------
Deferred tax assets:
  Intangible assets, due to differences in amortization
     periods                                                     $ 3,272       $ 3,481       $ 5,213
  Accrued expenses, not currently tax deductible                   3,008         2,825         2,413
  Investments                                                          -             -           353
  Other                                                            1,688           577           110
                                                               -----------------------------------------
                                                                   7,968         6,883         8,089
Deferred tax liabilities:
  Property and equipment                                          (1,559)       (1,527)       (2,040)
  Accounts receivable                                             (1,800)         (690)         (239)
  Other                                                                -             -           (99)
                                                               -----------------------------------------
     Net deferred tax asset                                      $ 4,609       $ 4,666       $ 5,711
                                                               =========================================

Balance sheet classification of deferred tax asset (liability):

Deferred tax asset - current                                     $ 2,915       $ 2,960       $ 2,538
Deferred tax asset - long term                                     1,694         1,773         3,173
Deferred tax liability - current                                       -           (67)            -
                                                               -----------------------------------------
     Net deferred tax asset                                      $ 4,609       $ 4,666       $ 5,711
                                                               =========================================

Based on our evaluation of current and anticipated future taxable income, we believe sufficient taxable income will be generated to realize the deferred tax assets.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(15) STOCK-BASED PLANS

Stock-based compensation plans are described below.

EMPLOYEES' STOCK OPTION PLAN - We have a stock option plan for employees and up to 10,500,000 shares of CIBER, Inc. common stock are authorized for issuance under this plan. At December 31, 2000, 1,087,000 options were available for future grants. The plan administrators may grant to officers, employees and consultants, restricted stock, stock options, performance bonuses or any combination thereof. The Compensation Committee of the Board of Directors determines the number and nature of awards. Options become exercisable as determined at the date of grant by the Board of Directors and expire within 10 years from the date of grant.

1989 STOCK OPTION PLAN - We established a stock option plan in 1989 that was discontinued during 1994. The options expire twenty years after the date of grant through 2013. At December 31, 2000, options for 859,000 shares were outstanding and vested at an average exercise price of $0.27.

DIRECTORS' STOCK OPTION PLAN - Up to 200,000 shares of CIBER, Inc. common stock are authorized for issuance to non-employee, non-affiliate directors under this plan. Such stock options are non-discretionary and granted annually at the fair market value of our common stock on the date of grant. The number of options granted annually is fixed by the plan. Options expire 10 years from the date of grant.

At December 31, 2000, there were 9,098,000 shares of CIBER, Inc. common stock reserved for future issuance under our stock option plans.

DIRECTORS' STOCK COMPENSATION PLAN - A total of 50,000 shares of CIBER, Inc. common stock are authorized for issuance to non-employee directors under this plan, of which 10,214 shares have been issued through December 31, 2000. Each non-employee director is issued shares having a fair market value of approximately $2,500 for attendance at each meeting of our Board of Directors. During the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, we issued 1,233, 1,980, 1,445 and 3,892 shares, respectively, of common stock under this plan.

STOCK OPTION EXCHANGE PROGRAM - We offered each employee of our DigiTerra subsidiary the option to cancel their outstanding CIBER, Inc. stock options in exchange for options to be issued under a DigiTerra stock option plan on or about July 5, 2001, with an exercise price equal to the fair market value on the date of grant. DigiTerra's plan is not yet finalized, but is expected to have similar terms as our Employees' Stock Option Plan. Under this exchange program, on January 4, 2001, DigiTerra employees cancelled 1,079,000 options at an average price of $18.55. Of these cancelled options, 409,000 were exercisable at December 31, 2000.

On September 1, 1998, our Board of Directors authorized a repricing program for non-executive employees who were originally granted options under our Employees' Stock Option Plan from March 1, 1998 to August 31, 1998 at exercise prices ranging from $28.88 to $38.00 that repriced all of these outstanding stock options to an exercise price of $27.06 per share. Options to purchase 537,050 shares of common stock were repriced. On October 9, 1998, our Board of Directors authorized another repricing program for non-executive employees who were originally granted options under our Employees' Stock Option Plan on October 1, 1998 at an exercise price of $20.13 that repriced all of these outstanding stock options to an exercise price of $16.00 per share. Options to purchase 71,200 shares of common stock were repriced. All of the repriced options follow the vesting schedule of the original options granted.

On October 9, 1998, our Board of Directors authorized a program which allowed certain directors, who were originally granted options under the Directors' Stock Option Plan from October 1, 1997 to September 30, 1998 at exercise prices ranging from $21.53 to $40.25, to cancel these stock options and replace them with options under the Employees' Stock Option Plan at an exercise price of $16.00 per share. Options to purchase 48,000 shares of common stock were replaced.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

A summary of the status of the CIBER, Inc. stock option plans as of June 30, 1998 and 1999, and the six months ended December 31, 1999, and changes during the periods ending on those dates is presented below (shares in thousands):

                                                                                        SIX MONTHS ENDED
                                                    YEARS ENDED JUNE 30,                  DECEMBER 31,
                                                1998                   1999                   1999
                                        ---------------------- ---------------------- ----------------------
                                                    WEIGHTED               WEIGHTED               WEIGHTED
                                                    AVERAGE                AVERAGE                AVERAGE
                                                    EXERCISE               EXERCISE               EXERCISE
                                          SHARES     PRICE      SHARES      PRICE      SHARES      PRICE
                                        ---------- ----------- ---------- ----------- ---------- -----------
Outstanding at beginning of period         4,103     $ 4.17       5,187     $12.34       5,364      $15.36
Granted                                    2,541      21.04       2,760      22.57       2,457       18.46
Exercised                                 (1,213)      2.11        (960)      4.73        (476)      10.17
Canceled                                    (244)     16.61      (1,623)     24.34        (417)      21.39
                                        ----------             ----------             ----------
Outstanding at end of period               5,187     $12.34       5,364     $15.36       6,928      $16.45
                                        ==========             ==========             ==========

Options exercisable at period end          1,850                  1,875                  2,270
                                        ==========             ==========             ==========

A summary of the status of the CIBER, Inc. stock option plans as of December 31, 2000 and changes during the year ending on that date is presented below (shares in thousands):

                                                YEAR ENDED,
                                             DECEMBER 31, 2000
                                          -------------------------
                                                       WEIGHTED
                                                       AVERAGE
                                                       EXERCISE
                                            SHARES      PRICE
                                          ---------- --------------
Outstanding at beginning of year             6,928      $16.45
Granted                                      2,594        9.96
Exercised                                     (168)       7.96
Canceled                                    (1,949)      19.54
                                          ----------
Outstanding at end of year                   7,405      $13.55
                                          ==========
Options exercisable at year end              3,514
                                          ==========

The weighted average fair values of CIBER, Inc. options granted during the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000 were $11.45, $16.24, $9.20 and $6.41, respectively.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

A summary of the range of exercise prices and the weighted-average contractual life of outstanding CIBER, Inc. stock options at December 31, 2000 is as follows (shares in thousands):

                                 OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                      ---------------------------------------------     -----------------------------
                                         WEIGHTED     WEIGHTED                            WEIGHTED
                                         AVERAGE       AVERAGE                              AVERAGE
       RANGE OF            NUMBER       EXERCISE      REMAINING            NUMBER         EXERCISE
    EXERCISE PRICES     OUTSTANDING       PRICE       LIFE (YEARS)       EXERCISABLE        PRICE
--------------------- -------------- --------------- --------------     -------------   ------------
    $ 0.01 - $  4.38      1,778           $  2.32         9.2                1,129         $  1.15
      4.44 -   11.00        929              8.31         8.4                  369            9.93
     11.38 -   17.09      2,344             15.64         7.7                1,017           16.60
     17.25 -   33.38      2,354             22.03         8.2                  999           22.80
--------------------- -------------- --------------- --------------     -------------   ------------
    $ 0.01 - $ 33.38      7,405           $ 13.55         8.3                3,514         $ 12.70
===================== ============== =============== ===============    =============   =============

WATERSTONE, INC. EQUITY INCENTIVE PLAN - In 1999, our Waterstone subsidiary adopted the Waterstone, Inc. Equity Incentive Plan (formerly the Interactive Papyrus, Inc. Equity Incentive Plan). Under the plan, the plan committee may grant to officers, employees and consultants stock options, restricted stock, performance shares or performance units. A committee of the Board of Directors of Waterstone determines the number and nature of awards. Options become exercisable as determined at the date of grant by the committee and expire within 10 years from the date of grant. Waterstone issued options for 664,000 and 1,514,900 shares of its stock during the six months ended December 31, 1999 and the year ended December 31, 2000, respectively, at exercise prices ranging from $0.90 to $1.75 per share (estimated fair value at the date of grant). These options vest over three to four years. During 2000, there were no options exercised and options for 695,000 shares were canceled. As of December 31, 2000, there were 1,472,900 options outstanding at a weighted average exercise price of $1.37 and 212,375 options exercisable at a weighted average exercise price of $0.90.

EMPLOYEE STOCK PURCHASE PLAN ("ESPP") - We have a stock purchase plan that allows eligible employees to purchase, through payroll deductions, shares of CIBER, Inc. common stock at 85% of the fair market value at specified dates. Up to 2,000,000 shares of common stock are authorized to be issued under the ESPP. An additional 2,750,000 shares may be issued subject to shareholder approval at the 2001 annual meeting. If shareholder approval is not obtained, our Board of Directors has authorized that any shares in excess of the 2,000,000 authorized are to be issued pursuant to our Employees' Stock Option Plan. During the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, employees purchased 197,565, 633,405, 440,290 and 837,850 shares of common stock, respectively. Through December 31, 2000, 2,502,846 shares have been issued under the ESPP, of which 502,846 shares were issued under the Employees' Stock Option Plan registration statement.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

We apply APB 25 in accounting for our stock-based compensation plans. The compensation expense that has been recorded for these plans for the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000 was $59,000, $395,000, $225,000 and $189,000,
respectively. Had we determined compensation cost for our stock-based compensation plans based on the fair value at the grant date, as calculated in accordance with SFAS 123, our net income (loss), pro forma net income, and pro forma income (loss) per share would have been as indicated in the pro forma amounts below (in thousands, except per share data):

                                                                              SIX MONTHS
                                                         YEARS ENDED            ENDED         YEAR ENDED
                                                           JUNE 30,          DECEMBER 31,    DECEMBER 31,
                                                       1998        1999          1999            2000
                                                    ----------- ----------- --------------- ----------------
Net income (loss)                     As reported     $36,477     $54,495       $17,643       $(66,775)
                                      Pro forma        31,516      41,373        11,323        (81,295)

Pro forma net income                  As reported      34,270         n/a           n/a            n/a
                                      Pro forma        29,309         n/a           n/a            n/a

Earnings (loss) per share - basic     As reported         .67         .98           .31          (1.15)
                                      Pro forma           .57         .75           .20          (1.40)

Earnings (loss) per share - diluted   As reported         .64         .95           .30          (1.15)
                                      Pro forma           .54         .72           .19          (1.40)

The effect of applying SFAS 123 in this disclosure may not be indicative of the effect on reported net income for future years. SFAS 123 does not apply to options granted prior to July 1, 1995.

The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                      SIX MONTHS
                                            YEARS ENDED                 ENDED          YEAR ENDED
                                              JUNE 30,               DECEMBER 31,     DECEMBER 31,
                                        1998            1999             1999             2000
                                   --------------- --------------- ----------------- ----------------
        Expected life                 5 years         5 years          5 years            5 years
        Risk free interest rate          6.0%            4.8%             6.0%              6.0%
        Expected volatility               50%             80%              60%               80%
        Dividend yield                     0%              0%               0%                0%

(16)  401(k) SAVINGS PLAN

We have a savings plan under Section 401(k) of the Internal Revenue Code. Our contributions are determined based on the employee's completed years of service, the employee's contribution and our matching contribution percentage. In addition, certain companies that have merged with us in business combinations accounted for as poolings of interests have had similar defined contribution retirement plans. We recorded expense of approximately $4,519,000, $4,555,000, $2,464,000 and $3,593,000 for the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, respectively, related to these plans.

(17) STOCK PURCHASE RIGHTS

On September 21, 1998, CIBER, Inc. paid a dividend of one preferred stock purchase right (a "Right") for each outstanding share of CIBER, Inc. common stock ("Common Stock"). A Right is also attached to all shares of Common Stock issued after the dividend date. Each Right entitles the registered holder to purchase one one-hundredth of a share of Series A Junior Preferred Stock, par value $0.01, at a purchase price of $250, subject to adjustment. The Rights become exercisable ten business days following a public announcement that a person or group has acquired, or has commenced or intends to commence a tender

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

offer for 15% or more of our outstanding Common Stock. In the event the Rights become exercisable, each Right will entitle its holder, other than the Acquiring Person (as defined in the Rights Agreement), to that number of shares of our Common Stock having a market value of two times the exercise price of the Right. In the event the Rights become exercisable because of a merger or certain other business combination, each Right will entitle its holder to purchase common stock of the acquiring company having a market value of two times the exercise price of the Right. If the Rights are fully exercised, the shares issued would cause substantial dilution to the Acquiring Person or the shareholders of the acquiring company.

We can redeem the Rights in their entirety, prior to their becoming exercisable, at $0.001 per Right. The Rights expire on August 28, 2008, unless extended or earlier redeemed.

(18) SHARE REPURCHASE PROGRAM

On June 21, 1999, our Board of Directors authorized the repurchase of up to 5,888,000 shares (10%) of our common stock. As of December 31, 2000, we have purchased 4,680,000 shares for $59,560,000 under this program.

(19) BUSINESS AND CREDIT CONCENTRATIONS

Our clients are located principally throughout the United States. Our revenue and accounts receivable are concentrated with large companies in several industries. Our largest client accounted for approximately 5%, 6%, 7% and 6% of total revenues for the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, respectively. In addition, our five largest clients accounted for, in the aggregate, approximately 14%, 15%, 16% and 14% of our total revenues for the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, respectively. We have a policy to regularly monitor the creditworthiness of our clients and generally do not require collateral. We have a concentration of revenues related to clients purchasing software from PeopleSoft, Inc. Approximately 9%, 10%, 8% and 8% of our total revenues for the years ended June 30, 1998 and 1999, the six months ended December 31, 1999 and the year ended December 31, 2000, respectively, were generated from implementing PeopleSoft software.

(20) SEGMENT INFORMATION

We manage our operations based on our legal operating entities that are differentiated by products and services offered. We have two reportable segments, CIBER Operations and DigiTerra. All Other includes our subsidiaries, Waterstone, Solution Partners, Enspherics and, through December 31, 1999, Agilera. A description of each of these operations' products and services is included in Note 1. Beginning in 2000, our corporate department only serves CIBER's branch operations and therefore, the related activity is included in the CIBER Operations segment. Prior year information has been restated to conform to this presentation including an allocation of certain corporate costs to DigiTerra. We evaluate each segment based on operating income before amortization of intangible assets and goodwill impairment and other charges. The accounting policies of the reportable segments are the same as those disclosed in the Summary of Significant Accounting Policies.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following presents information about our segments (in thousands):

                                                                        SIX MONTHS
                                                 YEARS ENDED               ENDED               YEARS ENDED
                                                  JUNE 30,             DECEMBER 31,           DECEMBER 31,
                                             1998          1999            1999            1999          2000
                                         ------------- -------------- ---------------- ------------- --------------
                                                                                       (unaudited)
Total revenues:
  CIBER Operations                        $ 467,463     $ 549,779        $  264,349     $ 547,211     $ 457,282
  DigiTerra                                 109,910       172,938            94,705       193,252       148,247
  All Other                                       -         1,591             5,038         6,629        20,477
  Inter-segment                                (885)       (4,647)           (2,092)       (5,145)       (4,472)
                                         ------------- -------------- ---------------- ------------- --------------
    Total                                 $ 576,488     $ 719,661        $  362,000     $ 741,947     $ 621,534
                                         ============= ============== ================ ============= ==============

Inter-segment revenues:
  CIBER Operations                        $    (625)    $    (795)       $     (211)    $    (527)    $    (136)
  DigiTerra                                    (260)       (3,852)           (1,881)       (4,618)       (2,936)
  All Other                                       -             -                 -             -        (1,400)
                                         ------------- -------------- ---------------- ------------- --------------
    Total                                 $    (885)    $  (4,647)       $   (2,092)    $  (5,145)    $  (4,472)
                                         ============= ============== ================ ============= ==============

Income (loss) from operations:
  CIBER Operations                        $  48,656     $  65,150        $   21,936     $  55,802     $  32,974
  DigiTerra                                  17,686        34,010            16,772        36,472         8,650
  All Other                                       -          (765)           (2,729)       (3,494)         (721)
                                         ------------- -------------- ---------------- ------------- --------------
    Total                                    66,342        98,395            35,979        88,780        40,903
  Amortization of intangibles                (3,936)       (7,520)           (6,754)      (12,123)      (14,032)
  Goodwill impairment and
   other charges                             (4,538)       (1,535)                -             -       (83,768)
                                         ------------- -------------- ---------------- ------------- --------------
    Operating income (loss)               $  57,868     $  89,340        $   29,225     $  76,657     $ (56,897)
                                         ============= ============== ================ ============= ==============

Total capital expenditures:
  CIBER Operations                        $   7,800     $   6,743        $    3,851     $   7,628     $   5,240
  DigiTerra                                   3,865         7,120             1,678         7,399           962
  All Other                                       -           109             1,639         1,748         2,272
                                         ------------- -------------- ---------------- ------------- --------------
    Total capital expenditures            $  11,665     $  13,972        $    7,168     $  16,775     $   8,474
                                         ============= ============== ================ ============= ==============

Total assets:
  CIBER Operations                        $ 195,222     $ 300,716        $  265,654     $ 265,654     $ 306,961
  DigiTerra                                  37,176       103,353           110,381       110,381        96,489
  All Other                                       -         6,026            62,135        62,135        26,553
  CIBER investment in subsidiaries*         (10,272)         (994)          (14,623)      (14,623)     (103,516)
  Elimination of inter-segment
   accounts receivable                         (341)         (469)             (979)         (979)         (140)
                                         ------------- -------------- ---------------- ------------- --------------
    Total assets                          $ 221,785     $ 408,632        $  422,568     $ 422,568     $ 326,347
                                         ============= ============== ================ ============= ==============


* As a result of our incorporation of DigiTerra on April 3, 2000, CIBER Operations' investment in subsidiaries increased by $94,961,000.

Revenues from foreign operations were $11,418,000 for the year ended December 31, 2000, and were not significant during the prior periods presented. Total assets of foreign operations were $17,528,000 and $21,305,000 at December 31, 1999 and 2000, respectively, and were not significant at June 30, 1999.

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(21) SUPPLEMENTAL STATEMENT OF CASH FLOW INFORMATION

Supplemental statement of cash flow information is as follows (in thousands):

                                                                                       SIX MONTHS
                                                                YEARS ENDED              ENDED         YEAR ENDED
                                                                 JUNE 30,             DECEMBER 31,    DECEMBER 31,
                                                            1998          1999           1999             2000
                                                            ----          ----           ----             ----
Acquisitions:
  Fair value of assets acquired                           $     -      $ 142,514       $  84,373          $ 4,891
  Liabilities assumed                                           -        (10,586)         (5,371)            (579)
  Common stock issued                                           -       (106,285)        (11,425)               -
  Change in acquisition costs payable                           -              -          (7,888)          11,862
  Minority interest                                             -              -            (105)              10
  Additional cash consideration for previous
    acquisitions                                              351            857             506                -
                                                        ------------- ------------- ---------------- ----------------
     Cash paid for acquisitions                           $   351      $  26,500       $  60,090          $16,184
                                                        ============= ============= ================ ================
Noncash investing and financing activities:
  Issuance of common stock in satisfaction
     of acquisition costs payable                         $ 1,151      $   1,203       $       -          $     -
  Stock options exchanged for accrued compensation        $     -      $     833       $       -          $     -
  Property and other assets distributed by merged
    company                                               $ 1,370      $       -       $       -          $     -

Cash paid for interest                                    $   182      $       -       $      94          $   547
Cash paid for income taxes                                $12,194      $  32,941       $  15,139          $16,921


(22) COMPARATIVE FINANCIAL INFORMATION (UNAUDITED)

The following represents financial information for the six months ended December 31, 1998, which is included for comparative purposes (in thousands):

  Total revenues                     $339,714
  Operating income                     41,908
  Income before income taxes           43,238
  Income tax expense                   17,801
  Net income                           25,437

                          CIBER, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(23) SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following table sets forth certain statement of operations data for each of the quarters indicated below and, in our opinion, contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation thereof.

                                                  FIRST        SECOND        THIRD        FOURTH
IN THOUSANDS, EXCEPT PER SHARE DATA              QUARTER       QUARTER      QUARTER      QUARTER       TOTAL
                                               ------------------------------------------------------------------

YEAR ENDED DECEMBER 31, 2000                      MARCH         JUNE         SEPT.         DEC.
                                                  -----         ----         -----         ----
  Revenues                                       $ 166,306    $ 157,357     $ 153,285    $ 144,586    $ 621,534
  Amortization of intangible assets                  4,046        4,041         2,931        3,014       14,032
  Goodwill impairment and other charges              2,275          323        80,773          397       83,768
  Operating income (loss)                            5,493        6,894       (73,927)       4,643      (56,897)
  Net income (loss)                                  3,325        3,980       (76,888)       2,808      (66,775)
  Earnings (loss) per share - basic                  $0.06        $0.07        $(1.32)       $0.05       $(1.15)
  Earnings (loss) per share - diluted                $0.06        $0.07        $(1.32)       $0.05       $(1.15)

SIX MONTHS ENDED DECEMBER 31, 1999                SEPT.         DEC.
                                                  -----         ----
  Revenues                                       $ 187,042    $ 174,958           n/a          n/a    $ 362,000
  Amortization of intangible assets                  3,023        3,731           n/a          n/a        6,754
  Operating income                                  16,400       12,825           n/a          n/a       29,225
  Net income                                        10,260        7,383           n/a          n/a       17,643
  Earnings per share - basic                         $0.18        $0.13           n/a          n/a        $0.31
  Earnings per share - diluted                       $0.18        $0.13           n/a          n/a        $0.30

FISCAL YEAR ENDED JUNE 30, 1999                   SEPT.         DEC.         MARCH         JUNE
                                                  -----         ----         -----         ----
  Revenues                                       $ 165,658    $ 174,056     $ 184,901    $ 195,046    $ 719,661
  Amortization of intangible assets                  1,082        1,069         2,314        3,055        7,520
  Goodwill impairment and other charges              1,535            -             -            -        1,535
  Operating income                                  18,760       23,148        23,880       23,552       89,340
  Net income                                        11,117       14,320        14,883       14,175       54,495
  Earnings per share - basic                         $0.21        $0.27         $0.27        $0.24        $0.98
  Earnings per share - diluted                       $0.20        $0.26         $0.26        $0.24        $0.95

                                   APPENDIX B

                                   CIBER, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                   (as amended and restated February 15, 2001)

I.   PURPOSE

     The CIBER, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of CIBER, Inc. and its Affiliated Corporations (collectively, the "Company"), with an opportunity to acquire a proprietary interest in the Company through their participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code"). "Affiliated Corporation" means any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code) of CIBER, Inc.

II.  ADMINISTRATION

     (a) PLAN ADMINISTRATOR. The Plan shall be administered by the board of directors of the Company (the "Board"), which may from time to time delegate all or part of its authority to a committee (the "Committee") composed of at least two members of the Board, all of whom shall be Non-Employee Directors. A Non-Employee Director is a director who meets the definition of Non- Employee Director under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934"). References herein to the Plan Administrator refer to the Board or, to the extent the Board delegates its authority to the Committee, to the Committee. The Plan Administrator shall have full authority to administer the Plan, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. The Plan Administrator may delegate to an agent or agents any of its responsibilities under the Plan except its responsibilities to establish the number of shares available for purchase by employees during any purchase period, the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any of the periods and its authority to construe and interpret the provisions of the Plan.

     (b) ACTIONS OF PLAN ADMINISTRATOR. All actions taken and all interpretations and determinations made by the Plan Administrator in good faith (including determinations of fair market value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Plan Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Plan Administrator shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

III. PURCHASE PERIODS

     The first purchase period under the Plan shall commence on January 1, 1995, and shall terminate on March 31, 1995. Unless otherwise determined by the Plan Administrator, a purchase period shall commence on the first day of each succeeding calendar quarter and shall terminate on the last day of each such quarter. The Plan Administrator may, from time to time, establish purchase periods with differing commencement dates and durations. In no event, however, shall a purchase period extend beyond 27 months. No two purchase periods shall run concurrently.

IV.  ELIGIBILITY AND PARTICIPATION

     (a) Except as otherwise expressly provided herein, every employee of the Company who, on the commencement date of the purchase period, is employed on a basis which customarily requires not less than 20 hours of service per calendar week is eligible to participate in the Plan during a purchase period.

     (b) An eligible employee may become a participant in the Plan (a "Participant") for a particular purchase period by completing the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and filing such forms prior to the commencement date of the purchase period with the person designated by the Plan Administrator. No enrollment forms will be accepted from an individual who is not on the active payroll of the Company on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-approved absence.

V.   STOCK SUBJECT TO PLAN

     (a) COMMON STOCK. The stock which is purchasable by Participants shall be the authorized but unissued or reacquired common stock, par value $.01 per share, of CIBER, Inc. (the "Common Stock"). In order to have shares available for sale under the Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise. The maximum number of shares which may be sold to employees during any single purchase period shall be established by the Plan Administrator prior to the beginning of the purchase period; provided however, that the total number of shares which may be sold to employees throughout the entire duration of the Plan shall not exceed 2,000,000 shares (which amount reflects the 1996 and 1998 stock splits in the nature of a dividend, and is subject to further adjustment under subparagraph
(b) below).

     (b) CHANGES IN CAPITAL STRUCTURE. In the event any change is made to the Common Stock purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares purchasable under the Plan, the maximum number of shares purchasable under any right to purchase stock outstanding under the Plan, and the number of shares and price per share of stock subject to rights to purchase stock outstanding under the Plan.

VI.  PURCHASE OF COMMON STOCK

     (a) RIGHT TO PURCHASE. An eligible employee who becomes a Participant for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

     (b) PURCHASE PRICE PER SHARE. Except as provided in Section VI(j), the purchase price per share shall be eighty-five percent (85%) of the fair market value of a share of Common Stock on the commencement date of the purchase period. If the Common Stock is listed on a national stock exchange or national market system, the fair market value of a share of Common Stock on any date shall be the officially-quoted closing sales price (or the closing bid, if no sales were reported) on such exchange or system on the date in question. If the Common Stock is not traded publicly, the fair market value of a share of Common Stock on any date shall be determined, in good faith, by the Plan Administrator after consultation with outside legal, accounting or other experts as the Plan Administrator may deem advisable, and the Plan Administrator shall maintain a written record of its method of determining such value.

     (c) TOTAL PURCHASE PRICE. Each Participant shall, for any purchase period, have the right to purchase Common Stock with a total purchase price equal to a designated percentage of the Participant's Compensation. A Participant's "Compensation" for a particular purchase period shall be the amount of the Participant's base salary or wages, overtime pay and, at the election of the Participant, bonuses and other incentive payments, that are payable to the Participant at any time or from time to time during the purchase period. Each Participant shall designate in his or her purchase agreement the whole percentage of his or her Compensation the Participant wishes to pay for the purchase of stock for the particular purchase period, subject to the provisions set forth below which shall be uniformly applied to all Participants in a particular purchase period:

          (i) The maximum percentage of a Participant's Compensation which may be paid for the purchase of stock in a particular purchase period shall be ten percent (10%); provided, however, that the Plan Administrator shall establish prior to the beginning of the purchase period a maximum number of shares (subject to adjustment under Section V(b)) that may be purchased during the purchase period by each Participant.

          (ii) The minimum percentage of a Participant's Compensation which may be paid for the purchase of stock in a particular purchase period shall be one percent (1%).

          (iii) No right to purchase shares under the Plan shall be granted to an employee if such employee would, immediately after the grant, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of CIBER, Inc. or any Affiliated Corporation. An employee's stock ownership shall be determined under Section 424(d) of the Code and stock which an employee may purchase under any outstanding options shall be treated as stock owned by the employee.

Notwithstanding the provisions of paragraphs (i) and (ii), above, the Plan Administrator may, in its discretion, establish any other maximum and minimum percentages of Compensation to be paid for stock under the Plan.

     (d) ALLOCATION OF AVAILABLE SHARES. Should the total number of shares of Common Stock which may be purchased under the purchase agreements of all Participants for a particular purchase period exceed the number of shares available for sale under the Plan, then the Plan

Administrator shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

     (e) PAYMENT. Payment of the purchase price for stock under the Plan shall be effected by means of payroll deductions, which shall begin with the first pay period, the payment date for which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period the payment date for which occurs on or prior to the last day of the purchase period. Each payroll deduction shall be an amount equal to the percentage of the Compensation included in that payroll payment that was designated by the Participant in the Participant's purchase agreement (subject to termination as provided in Section VI(f)).

     (f) TERMINATION OF RIGHT TO PURCHASE. A Participant may, at any time on or before 15 days prior to the last day of the purchase period, terminate his or her right to purchase stock under the Plan by filing the prescribed notification form with the Plan Administrator or its delegate. Any amounts deducted from the Participant's pay or otherwise collected from the Participant by reason of his or her participation in the Plan for such purchase period shall be refunded following the end of the purchase period, and no further amounts will be collected from the Participant (by payroll deduction or otherwise) during the remainder of the purchase period. A Participant's termination of his or her right to purchase shall be irrevocable with respect to the purchase period to which it pertains.

     (g) CHANGE OF COMPENSATION PERCENTAGE. Except as set forth in Section VI(f), a Participant may not reduce or increase the percentage of the Participant's Compensation to be paid for shares of Common Stock under the Participant's purchase agreement during a purchase period.

     (h) TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of the Company for any reason (including death or retirement) during a purchase period, the Participant or the Participant's personal representative shall receive a cash refund of all sums previously collected from the Participant during the purchase period, as well as any sums carried over from a prior purchase period.

     (i) EXERCISE. Each right to purchase stock under the Plan other than a right to purchase stock which has been accelerated under the Plan or which has been previously terminated under the Plan shall be exercised automatically on the last day of the purchase period for the number of whole shares obtained by dividing the sum on deposit from the Participant (and not refunded) by the purchase price per share determined under Section VI(j), but in no event shall any right to purchase stock under the Plan be exercised for more than the specified number of shares, if any, (subject to adjustment under Section V(b)) established by the Plan Administrator pursuant to Section VI(c)(i) prior to the beginning of the purchase period, and the balance shall be at the sole option of the Company promptly refunded or left on deposit for the ensuing quarterly period, and in any case refunded after termination. For example, if a Participant has $100.00 on account and the Company's stock price pursuant to this paragraph is determined to be $9.00 then eleven (11) shares will be issued (11 x $9.00) and $1.00 will be left on deposit or refunded as herein stated. Promptly after the date of exercise of any right to purchase stock under the Plan, the Participant, or his or her nominee, shall receive, at the

Company's sole option, a physical certificate, an electronic deposit, or such other evidence of ownership of the purchased shares as the Plan Administrator determines is reasonable. No more than one certificate or deposit shall be issued or made pursuant to the exercise of any right to purchase stock under the Plan.

     (j) REDUCTION OF PURCHASE PRICE. If the fair market value of a share of Common Stock on the last day of the purchase period is less than the fair market value of such share on the commencement date of the purchase period, then the purchase price per share under the Plan on the last day of the purchase period shall be reduced to 85 percent (85%) of the fair market value of such share on the last day of the purchase period.

     (k) RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares subject to a right to purchase stock granted under the Plan until such right to purchase is exercised. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

     (l) ASSIGNABILITY. No right to purchase stock granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of the descent and distribution, and during the lifetime of the Participant such rights to purchase stock shall be exercisable only by the Participant.

     (m) ACCRUAL LIMITATIONS. No Participant shall be entitled to accrue rights to purchase stock under this Plan which, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, would permit such Participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the Participant accrues purchase rights under the Plan) for each calendar year such purchase rights are at any time outstanding.

     (n) MERGER OR LIQUIDATION OF COMPANY. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each Participant may, at the election of the Plan Administrator, either:

          (i) receive a stock certificate for the number of shares of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day prior to the date of such transaction; or

          (ii) receive a cash refund of all sums previously collected from the Participant during the purchase period.

     (o) NO INTEREST. No interest shall be paid on any monies refunded to Participants pursuant to the provisions of this Plan.

     (p) WITHHOLDING. The Company may withhold, or require a Participant to make other satisfactory arrangements for the payment of, any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with the purchase of stock under the Plan or the sale of such stock that is not held for at least two years after the beginning of the purchase period during which the stock was purchased. Such withholding may include all or any portion of any payment or other compensation payable to the Participant, unless the Participant reimburses the Company for such amount.

     (q) NOTICE OF DISPOSITION. Each Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased pursuant to this Plan if such disposition occurs within two years from the first day of the purchase period in which such shares were purchased or within one year from the date on which the shares were purchased (the "Notice Period"). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any legend on the certificates.

VII. AMENDMENT

     The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without the approval of the stockholders of the Company, increase the number of shares subject to the Plan or the maximum number of shares for which a right to purchase stock under the Plan may be exercised (unless necessary to effect the adjustments required by Section V(b)), extend the term of the Plan, alter the per share purchase price formula so as to reduce the purchase price per share specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan. Furthermore, the Plan may not, without the approval of the stockholders of the Company, be amended in any manner which will cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

VIII. EFFECTIVE DATE

     This Plan was originally approved by the Board and became effective on January 1, 1995, and was approved by the stockholders of CIBER, Inc. on October 31, 1994. The Plan is hereby amended and restated effective as of February 15, 2001 and was previously amended and restated effective on February 11, 1998, and subsequently amended effective October 7, 1998.


                                        CIBER, Inc.


                                        By: /s/ MAC J. SLINGERLEND
                                            ---------------------------------
                                            Mac J. Slingerlend
                                            President/Chief Executive Officer

                               [CIBER, Inc. logo]

  CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111

                             YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

     1.   Vote by Internet

     2.   Vote by Phone

     3.   Vote by mailing your proxy in the enclosed envelope

VOTE BY INTERNET

     Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

     1.   Read the accompanying Proxy Statement

     2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen

     Please note that all votes cast by Internet must be submitted prior to 5 p.m. Central Daylight Time, May 9, 2001. Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

        IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL

VOTE BY TELEPHONE

     Your telephone vote is quick, easy and immediate. Just follow these easy steps:

     1.   Read the accompanying Proxy Statement

     2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.

     3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your proxy card below.

     4.   Follow the simple recorded instructions.

     Please note that all votes cast by telephone must be submitted prior to 5 p.m. Central Daylight Time, May 9, 2001. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

      IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN THE PROXY CARD BY MAIL


                             THANK YOU FOR YOUR VOTE

                        CUT OR TEAR ALONG PERFORATED EDGE
--------------------------------------------------------------------------------

                               [CIBER, Inc. logo]

  CIBER, Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111

The undersigned hereby appoints Bobby G. Stevenson and Mac J. Slingerlend, or either of them, with full power of substitution, as attorneys-in-fact, agents and proxies (the "Proxies") to vote on behalf of the undersigned all shares of common stock, $.01 par value, of CIBER, Inc. (the "Company"), that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders (the "Meeting"), to be held the Hyatt Regency Tech Center, Chasm Creek Room, 7800 Tufts Avenue, Denver, Colorado 80237, on Thursday, May 10, 2001 at 9:00 a.m. (local time), and at any and all adjournments or postponements thereof, as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSITIONS
                                  LISTED BELOW.

1.   The election of the following nominees for Class I directors: 01 Mr. Bobby
     G. Stevenson and 02 Mr. James G. Brocksmith, Jr.

          / / FOR (entire class)         / / WITHHOLD (entire class)

      INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
                 FOR ABOVE AND STRIKE OUT THE NOMINEES' NAME(S).

2. The election of the following nominees for Class III directors: 03 Mr. Archibald J. McGill and 04 Mr. Richard A. Montoni.

          / / FOR (entire class)         / / WITHHOLD (entire class)

      INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
          FOR ABOVE AND STRIKE OUT THE NOMINEES' NAME(S).

3. The amendments to the Employee Stock Purchase Plan (a) to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan from 2,000,000 to 4,750,000 shares and (b) to permit employees of the Company's subsidiaries to participate in the Plan.

          / / FOR             / / AGAINST              / / ABSTAIN

In their discretion, such Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

                             [Reverse of Proxy Card]

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, the power of the Proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Company of his or her decision to terminate this proxy prior to the final tabulation of the votes. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting and a Proxy Statement.

                                       Dated: ____________________________, 2001

                                       -----------------------------------------

                                       -----------------------------------------
                                       Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, agent, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If signing on behalf of a corporation, the full corporate name should be indicated and a corporate officer should sign.


   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTY USING THE ENCLOSED
                           POSTAGE PREPAID ENVELOPE.

 IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.